Exhibit 4.1

ADVANCED DRAINAGE SYSTEMS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective April 1, 2015)

Incorporating Amendments through May 30, 2019

ADVANCED DRAINAGE SYSTEMS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective April 1, 2015)

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Composite

ADVANCED DRAINAGE SYSTEMS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective April 1, 2015)

Advanced Drainage Systems, Inc. (the “Company”) hereby amends and completely restates the Advanced Drainage Systems, Inc. Employee Stock Ownership Plan (the “Plan”) effective, except as otherwise indicated, April 1, 2015 (the “Effective Date”).  The Plan was originally effective April 1, 1993.  The Plan is designed to invest primarily in Company Stock and is intended to meet the applicable requirements of Section 401(a), 409 and 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Plan as amended and restated, effective April 1, 2015, hereby incorporates all amendments to the April 1, 2010 amendment and restatement of the Plan (that was executed on December 3, 2013) from 2010 through 2014.  The Plan is maintained for the exclusive benefit of Eligible Employees, former Employees, and their Beneficiaries.  The provisions of this amended and restated Plan document apply only to Employees who retire, die or otherwise terminate their employment on or after April 1, 2015.  Employees who retired, died or otherwise terminated their employment prior to April 1, 2015 shall have their interest determined under the provisions of the Plan in effect at that time.

ARTICLE I

DEFINITIONS

1.1

Definitions.  Whenever used herein with the initial letter capitalized, words and phrases shall have the meanings stated in this Article unless a different meaning is plainly required by context.  For purposes of construction of the Plan, the masculine term shall include the feminine and the singular shall include the plural in all cases in which they could thus be applied.

1.2

Acquisition Loan.  An installment obligation incurred by the Trustee, in accordance with the Trust, in connection with the purchase of Company Stock shall constitute an “Acquisition Loan.”  Acquisition Loan means a loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations, Section 54.4975-7(b) of the Treasury Regulations and Section 3.2 hereof, including the requirements that (i) the Acquisition Loan must be primarily for the benefit of Participants and the Beneficiaries, and (ii) at the time the Acquisition Loan is made, the interest rate for the Acquisition Loan and the price of securities to be acquired with the loan proceeds should not be such that plan assets might be drained off.

1.3	Bargaining Unit. A group of Employees covered by a collective bargaining agreement.
1.4	Beneficiary. The term “Beneficiary” as used in the Plan means the person or persons to whom a deceased Participant’s benefits are payable under Section 6.5.
1.5	Board of Directors. The Board of Directors of Advanced Drainage Systems, Inc.
1.6	Break in Service. The term “Break in Service” means a Plan Year (or other applicable period) during which an Employee fails to complete more than 500 Hours of Service.
1.7

Code.  The term “Code” means the provisions of the Internal Revenue Code of 1986, as it may be amended from time to time, and all successor laws thereto.  Where the Plan refers to a particular Section of the Code, such reference shall also apply to any successor to that Section.

1.8	Committee. The persons to whom the Company has delegated its administrative duties as Plan Administrator pursuant to Article X of the Plan.
1.9	Company. The term “Company” means Advanced Drainage Systems, Inc., a C corporation within the meaning of Code Section 1361(a)(2).
1.10

Company Stock.  For purposes of the Plan, the term “Company Stock” means common stock issued by the Company or any Controlled Group Member which is readily tradeable on an established securities market. If there is no common stock which meets the requirements of the preceding sentence, the term “Company Stock” means common stock issued by the Company or any Controlled Group Member having a combination of voting power and dividend rates equal to or in excess of:

(a)	that class of common stock of the Company or a Controlled Group Member having the greatest voting power, and
(b)	that class of common stock of the Company or a Controlled Group Member having the greatest dividend rights.

Non-callable preferred stock shall be treated as Company Stock if such stock is convertible at any time into stock which meets the requirements of (a) and (b) next above and if such conversion is at a conversion price which (as of the date of the acquisition by the Plan) is reasonable.  For purposes of the last preceding sentence, preferred stock shall be treated as non-callable if, after the call, there will be a reasonable opportunity for a conversion which meets the requirements of the last preceding sentence.  If the proceeds from an Acquisition Loan that is subject to the provisions of Section 133 of the Code are used to acquire preferred shares of Company Stock, then such preferred shares must have voting rights equivalent to the common stock into which they may be converted.

1.11

Compensation.  “Compensation” means the total cash remuneration paid to a Participant, including wages, commissions, bonuses and overtime, for service rendered to an Employer during the calendar year immediately preceding the Valuation Date, but excluding fringe benefits (regardless of whether the value of such fringe benefits constitute taxable income to the Participant), benefits paid under the Plan, severance pay, pensions or other forms of deferred compensation.  Notwithstanding the foregoing, for the purposes of the contribution and allocation of Employer contributions pursuant to the Plan for the Plan Year ending March 31, 2006, the Compensation of a Participant who is an Employee of Hancor, Inc. includes his Compensation received during the period from August 1, 2005, through December 31, 2005.

The annual Compensation of each Employee taken into account under the Plan shall not exceed the dollar amount specified in Code Section 401(a)(17)(A), currently $265,000 as of the Effective Date, as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.  The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the “determination period”) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For purposes of the limitation on allocations under Section 415 of the Code, Compensation is further defined in Section 4.6 of the Plan.

Notwithstanding the foregoing, effective March 1, 2005, for purposes of contributions and allocations pursuant to the Plan (including, but not limited to, Sections 3.1, 4.5 and 9.3 of the Plan), Compensation excludes (i) income described in Code Sections 931(a)(1) and (2) from sources within a “specified possession” as defined in Code Section 931(c); (ii) income described in Code Section 932(a)(1)(A)(ii) from sources within the Virgin Islands; and (iii) income described in Code Sections 933(1) and (2) from sources within Puerto Rico.

Effective for limitation years beginning on or after July 1, 2007, payments made by the later of 2 ½ months after severance from employment or the end of the limitation year that includes the severance from employment will be Compensation if they are payments that, absent a severance from employment, would have been paid to the Participant while the Participant continued in employment with the Employer and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation.  Any payments not described above are not considered Compensation if paid after severance from employment, even if they are paid within 2 ½ months following severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

Notwithstanding the foregoing, (i) for the purposes of the contribution and allocation of Employer contributions pursuant to the Plan for the Plan Year ending March 31, 2010, the Compensation of a Participant who is an Employee of ADS Ventures, Inc. includes his Compensation received during the period from March 1, 2010, through March 31, 2010; and (ii) for the purposes of the contribution and allocation of Employer contributions pursuant to the Plan for the Plan Year ending March 31, 2011, the Compensation of a Participant who is an Employee of ADS Ventures, Inc. includes his Compensation received during the period from April 1, 2010, through December 31, 2010.

1.12

Controlled Group Member.  The term “Controlled Group Member” means any corporation, trade or business during any period in which it is, along with the Employer, a member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as described in Sections 414(b), 414(c) and 414(m), respectively, of the Code and the regulations issued thereunder, and any other entity required to be aggregated with the Employer pursuant to regulations issued under Section 414(o) of the Code, provided, however, that only Controlled Group Members that are within the controlled group of corporations described in Section 409(l)(4) of the Code are eligible to adopt the Plan.

1.13	Eligible Employee. An Employee of an Employer who is eligible to participate in the Plan in accordance with Article II.
1.14

Employee.  A person employed by the Employer or other member of the Controlled Group, who is employed as a member of a group of Employees to which the Plan has been extended, either by unilateral action of an Employer in the case of an Employee who is not represented by a collective bargaining representative, or, if he is a member of a group of Employees represented by a collective bargaining representative, through a currently effective bargaining agreement between his Employer and the collective bargaining representative of the group of Employees of which he is a member.

(a)

Exclusion of Leased Employees.  “Employee” shall include any “leased employee” (as hereinafter defined); provided, however, contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.  For purposes of this paragraph, the term “leased employee” means any person who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Internal Revenue Code) on a substantially full-time basis for a period of at least one year, if such services are performed under the primary direction or control of the Employer.  Notwithstanding the foregoing, a leased employee shall not be considered an Employee for any Plan Year if leased employees constitute less than 20 percent of the Employer’s non-highly compensated workforce within the meaning of Section 414(n)(5)(C)(ii) of the Code and if the leased employee is covered by a money purchase pension plan providing:  (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 414(n)(6) of the Code, (2) immediate participation, and (3) full and immediate vesting.  Notwithstanding the foregoing, no Employee or other person who is a leased employee shall be a Participant hereunder during any period when the Employee or other person is a leased employee.

(b)

Exclusion of Independent Contractors.  No individual who is deemed to be an independent contractor, as determined by the Plan Administrator in its sole discretion, or individual performing services for the Employer pursuant to an agreement that provides that such individual shall not be eligible to participate in the retirement or other benefit plans of the Employer, shall be considered to be employed in Covered Employment for purposes of the Plan, irrespective of whether such individual is or is not an Employee.

(c)

Reclassified Employees.  No person shall be considered to be an Employee for purposes of the Plan during any period when the person is a “reclassified employee.”  For purposes of the Plan, a “reclassified employee” is a person who (i) begins rendering services to the Employer under circumstances whereby the Employer classifies such person as an independent contractor (including any such person who is classified by the Employer as a leased employee, as defined above), and (ii) subsequent to the rendition of such services, is determined to have been rendering services to the Employer under a common law employer and employee relationship.  The foregoing exclusion of reclassified employees from the Plan shall apply notwithstanding the fact that the subsequent determination of the common law employer and employee relationship is made by a court, by an administrative agency of any governmental entity, including, without limitation, the Internal Revenue Service and the Department of Labor, or by the Employer for any reason that the Employer shall determine to be necessary or desirable; and the foregoing exclusion of reclassified employees from the Plan shall apply notwithstanding the type of or nature of such Employee’s services.  No reclassified employee shall be a Participant in the Plan, even after the determination of the common law employer and employee relationship, unless the Employer shall take written action designating such person as an Employee of the Employer who is no longer a reclassified employee.
1.15

Employer.  The Company and any other member of the Controlled Group or any affiliate of the Company adopting the Plan pursuant to Section 13.1; any successor employer that maintains the Plan; and any predecessor employer which has maintained the Plan.

1.16	Employer ESOP Contribution. The Employer contribution made pursuant to Section 3.1
1.17	Employment Commencement Date. The date on which an Employee first performs an Hour of Service for the Employer or any other member of the Controlled Group.
1.18	ERISA. The Employee Retirement Income Security Act of 1974, as amended.
1.19

ESOP Account or “Account”.  The separate account which is maintained for each Participant consisting of the ESOP Stock Account, the Profit Sharing Account, the ESOP Cash Account, the Stock Forfeiture Account, and the Cash Forfeiture Account.

The ESOP Stock Account is that separate subaccount which is maintained for each Participant to which are allocated any Employer ESOP Contributions made in Company Stock, his allocable share of released Financed Shares, his allocable share of Company Stock Forfeitures and any Company Stock attributable to earnings on such stock (such as stock dividends).

The Profit Sharing Account is that separate subaccount which is maintained for each Participant who was a participant in the Profit Sharing Plan, which account will reflect the assets transferred from his accounts in the Profit Sharing Plan, his share of Company Stock purchased with assets transferred from his accounts in the Profit Sharing Plan, and any Company Stock attributable to earnings on such stock (such as stock dividends).  The Profit Sharing Account is fully vested at all times.

The ESOP Cash Account is that separate subaccount which is maintained for each Participant to which are allocated any ESOP Contributions made in cash, cash transferred from the Profit Sharing Plan, any cash dividends on Company Stock allocated and credited to his ESOP Stock Account (other than dividends that are currently distributable or that are reinvested in Company Stock), his allocable share of cash Forfeitures and any income, gains, losses, appreciation or depreciation attributable thereto.

The Stock Forfeiture Account is that separate subaccount which is maintained for each Participant who has terminated employment to which is allocated any nonvested portion of his ESOP Stock Account that is forfeited under Section 5.3.

The Cash Forfeiture Account is that separate subaccount which is maintained for each Participant who has terminated employment to which is allocated any nonvested portion of his ESOP Cash Account that is forfeited under Section 5.3.

1.20	Financed Shares. Shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan shall be described as “Financed Shares.”

1.21	Forfeitures. The non-vested portion of a Participant’s ESOP Account which he forfeits as provided in Section 5.3.
1.22	Highly Compensated Employee. The term means a highly compensated active Employee or a highly compensated former Employee.
(a)	A highly compensated active Employee means any Employee who performs services for the Employer during the determination year and who:
(i)

during the look-back year received Compensation (as defined in Section 4.6) in excess of $120,000 (such dollar limitation shall be adjusted automatically in accordance with the maximum amount permitted under Code Section 414(q)); or

(ii)	was a five-percent owner at any time during the look-back year or determination year; and
(iii)	was a member of the top-paid group for such year.
(b)

A highly compensated former Employee means any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no services for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.

(c)	For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.
(d)

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group and the Compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

1.23	Hour of Service.
(a)

Each hour (1) for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer or other member of the Controlled Group, if applicable, for the performance of duties during the applicable computation period; (2) for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer or other member of the Controlled Group, if applicable, (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; and (3) for which back pay is awarded or agreed to by the Employer or other member of the Controlled Group, if applicable, without regard to mitigation of damages (provided that the same Hours of Service shall not be credited under both this item (3) and items (1) or (2) above).

Notwithstanding the above, (1) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (2) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed, is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws; and (3) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Section, a payment shall be deemed to be made by or due from the Employer or other member of the Controlled Group, if applicable, regardless of whether such payment is made by or due from the Employer or other member of the Controlled Group, if applicable, directly or indirectly through, among others, a trust fund, or insurer, to which the Employer or other member of the Controlled Group, if applicable, contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

The provisions of Department of Labor regulations Sections 2530.200b-2(b) and (c) are incorporated herein by reference.

Notwithstanding the above, an Employee for whom records of his actual number of Hours of Service are not normally maintained shall be credited with ten Hours of Service for each day he would be required to be credited with at least one Hour of Service as defined herein.

(b)

Solely for the purpose of determining whether a Participant has incurred a Break in Service or a Period of Severance, Hours of Service shall be recognized for “maternity and paternity leave of absence” as specified herein.  A “maternity and paternity leave of absence” means an absence from work for any period by reason of the Participant’s pregnancy, birth of the Participant’s child, placement of a child with the Participant in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.  For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefor is necessary to prevent the Participant from incurring a one-year Break in Service, or, in any other case, in the immediately following computation period.  The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for such absence, or, in any case in which the Plan Administrator is unable to determine such hours normally credited, eight Hours of Service per day.  The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed 501.

1.24	Loan Suspense Account. The account to which Financed Shares are initially credited.

1.25	Normal Retirement Age. The term “Normal Retirement Age” means age 65.
1.26

Participant.  An Employee who fulfills the eligibility requirements as provided in Article II and who continues to qualify as a Participant.  A Participant becomes a former Participant upon his termination of employment.

1.27	[Reserved].
1.28

Period of Service.  The term “Period of Service” is the period of employment commencing on the date on which an Employee first performs an Hour of Service for the Employer or a Controlled Group Member (or, if applicable, the date on which a reemployed Employee first performs an Hour of Service following the termination of service from the Employer or Controlled Group Member), and ending on the Employee’s Severance from Service Date.  Periods of Service shall be aggregated.

1.29	Period of Severance. The period of time commencing on an Employee’s Severance from Service Date and ending on his Reemployment Commencement Date.
1.30	Plan. The Advanced Drainage Systems, Inc. Employee Stock Ownership Plan.
1.31	Plan Administrator. “Plan Administrator” means the Company, which shall serve pursuant to the provisions of Article X.
1.32

Plan Year. The term “Plan Year” means the twelve month period which begins on April 1 and which ends on the following March 31.  The limitation year for the Plan shall be the same as the Plan Year unless the Company elects otherwise as provided.

1.33	Profit Sharing Plan. The Advanced Drainage Systems, Inc. Profit Sharing Retirement Plan.
1.34

Reemployment Commencement Date.  The date on which an Employee first performs an Hour of Service following a termination of service from an Employer or other member of the Controlled Group, if applicable.

1.35	Severance from Service Date. The “Severance from Service Date” is the earlier of the following dates:
(a)

the date on which a Participant retires, dies or terminates employment (provided, however, that employment shall not be deemed to have terminated upon (i) employment by another Employer or other Controlled Group Member, or (ii) a termination of employment if the Employee is reemployed by an Employer prior to the one-year anniversary of his Severance from Service Date); or

(b)

the first anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with the Employer for any reason other than those listed in (a) above (such as vacation, holiday, sickness, disability, leave of absence, layoff or a “maternity/paternity leave of absence,” as defined in Section 1.23(b).

1.36

Spouse.  The term “spouse” shall mean spouse as interpreted in accordance with IRS Revenue Ruling 58-66, as amplified and clarified by Revenue Ruling 2013-17 and IRS Notice 2014-19.  Accordingly, the term “spouse” shall include any individual lawfully married to the Participant in any domestic or foreign jurisdiction that has legal authority to sanction marriages, regardless of whether the individual or Participant are domiciled in another state and regardless of whether such marriage is between individuals of the same sex; provided, however, that the term spouse shall not include registered domestic partnerships, civil unions, or other similar formal relationships recognized under state law that are not denominated as a marriage under that state’s law regardless of whether the individuals are of the opposite sex or same sex.

1.37

Suspended Participant.  A previously active Participant who either (i) is still working for an Employer (or a member of the Controlled Group which is not an Employer) and has not incurred a Break in Service, but who is an ineligible Employee, or (ii) has incurred a termination of employment and has neither incurred a Break in Service nor been reemployed.

1.38

Termination Date.  A Participant’s “Termination Date” will be the date on which his employment with the Employers and the Controlled Group Members is terminated because of the first to occur of the following events:

(a)

Normal or Late Retirement.  The Participant retires or is retired, as permitted by applicable law, from the employ of the Employers and the Controlled Group Members on or after the date on which he attains Normal Retirement Age.

(b)	Total and Permanent Disability. The Participant’s employment is terminated by reason of his Total and Permanent Disability.
(c)	Death. The Participant’s death.
(d)	Resignation or Dismissal. The Participant resigns or is dismissed from the employ of the Employers and the Controlled Group Members before retirement (in accordance with paragraph (a) or (b) above).
1.39

Total and Permanent Disability.  “Total and Permanent Disability” means the inability of an Employee to satisfactorily perform his duties for the Employer (or the duties of such other position or job which the Employer makes available to him or for which he is qualified by reason of his training, education or experience) because of a medically determinable physical or mental impairment which has continued five consecutive months or more and which can be expected to result in death, or to be of long, continued and indefinite duration.  Such determination of Total and Permanent Disability shall be made by the Plan Administrator with the advice of competent medical authority.  If an Employee qualifies for Federal Social Security disability benefits based upon his physical or mental condition, he shall be deemed to suffer from a Total and Permanent Disability hereunder.

1.40	Trust Agreement and Trust. The Trust Agreement establishing the Advanced Drainage Systems, Inc. Employee Stock Ownership Trust, as amended from time to time, and the Trust established thereunder.

1.41	Trustee. The person or financial institution appointed by the Company to act as Trustee of the Trust pursuant to the Trust Agreement.
1.42	Trust Fund. All cash, securities, real estate, or any other property held by the Trustee pursuant to the terms of the Trust Agreement, together with the income therefrom.
1.43

Valuation Date.  The term “Valuation Date” means (i) the last day of each Plan Year, (ii) any other intervening date(s), other than the last day of a Plan Year, which may so be designated from time to time by the Plan Administrator, or (iii) the last day of the calendar quarter in which a Special Dividend is paid on Financed Shares.

1.44

Year of Service.  The term “Year of Service” means, with respect to any Employee or Participant, any Plan Year during which he completes at least 1,000 Hours of Service.  Notwithstanding the foregoing, for purposes of determining a Participant’s nonforfeitable portion of his ESOP Accounts, including his Stock Forfeiture Account and Cash Forfeiture Account, if any, he will be credited with the number of Years of Service, if any, accrued prior to the Effective Date under the Profit Sharing Plan.

1.45

Special Dividend.  The term “Special Dividend” means any special cash dividend paid with respect to Financed Shares.  For the avoidance of doubt, (i) the term “Special Dividend” shall not include any regular, periodic (e.g., annual or quarterly) cash dividend, and (ii) the amount of any such regular, periodic cash dividend may be increased or decreased from time to time without causing such regular, periodic cash dividend to be deemed a “Special Dividend”.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1	Eligibility and Participation.
(a)

Each Employee shall become an Eligible Employee on the date that coincides with his attainment of age 18 and completion of a six-month Period of Service.  Each Eligible Employee shall become a Participant in the Plan on the Valuation Date which coincides with or next follows the date on which he becomes an Eligible Employee.

(b)	[Reserved]
(c)

Transfers.  Any ineligible Employee who ceases to be an ineligible Employee (including by reason of a transfer to the employ of a Controlled Group Member which is an Employer hereunder) shall become a Participant as follows:  (i) if the Employee has completed the eligibility requirements of this Section, then he shall become a Participant on the day he becomes an Eligible Employee; and (ii) if the Employee has not completed the eligibility requirements of this Section, then he shall become a Participant on the day he becomes an Eligible Employee provided he has not separated from service prior to such date.  An Eligible Employee who becomes an ineligible Employee (including by reason of a transfer to the employ of a member of the Controlled Group which is not an Employer hereunder) shall be treated as if he had terminated his employment with the Employer on the date that he becomes an ineligible Employee for purposes of sharing in further contributions under the Plan, but he shall continue to be credited with Hours of Service for vesting purposes for his service as an ineligible Employee.

(d)

Notwithstanding the provisions of subsections (a) and (c), no Employee who is prohibited by Code Section 409(n) from receiving an allocation of Company Stock shall be eligible to be a Participant in the Plan.

2.2	Termination and Rehiring.
(a)	A Participant who terminates employment and who is subsequently rehired shall be eligible to again participate on his Reemployment Commencement Date.
(b)

An Eligible Employee who terminates employment after meeting the eligibility requirements of Section 2.1 but before becoming a Participant and who is subsequently rehired shall be eligible to again participate on the Valuation Date following his Reemployment Commencement Date.

(c)

An Employee who terminates employment before meeting the eligibility requirements of Section 2.1 and who is reemployed prior to incurring a one year Period of Severance shall have his Period of Severance counted as a Period of Service for determining his eligibility to participate.

(d)

An Employee who terminates employment before meeting the eligibility requirements of Section 2.1 and who is reemployed after incurring a one year Period of Severance shall not have his Period of Severance counted as a Period of Service for determining his eligibility to participate.  However, his Period of Service prior to his termination and his Period of Service after his Reemployment Commencement Date shall be aggregated to determine if he has completed the eligibility requirement in Section 2.1 if he returns to the employ of the Employer before he incurs a Period of Severance of more than 60 months.

2.3

Duration of Participation.  Once an Employee becomes a Participant, he shall remain a Participant (including a former Participant) so long as a portion of the Trust is credited to his Account and held for his benefit by the Trustee, whether or not he continues to be an Eligible Employee; provided, however, that if a Participant ceases to be an Eligible Employee, no further contributions may be made to his ESOP Account pursuant to Article III until he again becomes an Eligible Employee and has again entered the Plan.

2.4

Special Eligibility and Vesting Rules.  For purposes of eligibility for participation and vesting, an Employee of ADS Structures, Inc. shall be credited with Hours of Service, Periods of Service and Years of Service for employment with the Engineered Surface Drainage Products Division of Nyloplast America, Inc. prior to March 23, 2001, the date of the Company’s acquisition of such business.

2.5

Special Eligibility and Vesting Rules for Employees of Hancor, Inc.  For purposes of eligibility, participation in the allocation of contributions and vesting, an Employee of Hancor, Inc. will be credited with Hours of Service, Periods of Service and Years of Service for employment with Hancor, Inc. prior to July 29, 2005 (the date on which Hancor, Inc. became a Controlled Group Member) if the Employee is employed by Hancor, Inc. on January 1, 2006 (the date on which Hancor, Inc. became an Employer).

2.6

Special Eligibility and Vesting Rules for Employees of ADS Ventures, Inc.  For purposes of eligibility for participation and vesting, an Employee of ADS Ventures, Inc. shall be credited with Hours of Service, Periods of Service and Years of Service for employment prior to March 1, 2010 (the date on which StormTech LLC became a Controlled Group Member) with StormTech LLC and with the Company.

ARTICLE III

CONTRIBUTIONS

3.1

Employer ESOP Contributions.  Subject to the conditions and limitations of the Plan, for each Plan Year the Company will contribute to the Trustee cash equal to, or Company Stock having an aggregate fair market value equal to, such amount, if any, as the Executive Committee of the Board of Directors of the Company shall determine by resolution, and each other Employer shall make a contribution in an amount equal to the same percentage of Compensation paid by that Employer to Participants who are entitled to share in the contribution for that year as the Company’s contribution is as a percentage of the Compensation paid by the Company to its Employees that are such Participants for that Plan Year; provided, however, that the Company shall contribute an amount in cash not less than the amount required to enable the Trustee to discharge any indebtedness under the Acquisition Loan owed by the Plan for that Plan Year.  If any part of an Employer’s ESOP Contribution under this Section 3.1 for any Plan Year is in cash in an amount exceeding the amount needed to pay the amount due during or prior to that Plan Year with respect to an Acquisition Loan, such cash shall (after allocation to ESOP Cash Accounts as specified in Section 4.3), in the Committee’s sole discretion and at its written direction, be held in cash or other investments, or be applied by the Trustee, to either the purchase of Company Stock or to repay an Acquisition Loan.  In no event will an Employer’s contribution under this Section 3.1 for any Plan Year exceed the lesser of:

(a)	the maximum amount deductible by that Employer as an expense for Federal income tax purposes; or
(b)

the maximum amount which, together with the amount of the Employer’s ESOP Contributions which are to be credited to the ESOP Accounts of Participants from a Loan Suspense Account for that Plan Year, can be credited for that year in accordance with the contribution limitation provisions of Section 4.5.

An Employer’s ESOP Contribution under this Section 3.1 for any Plan Year shall be due on the last day of the Plan Year and, if not paid by the end of that year, shall be payable to the Trustee as soon thereafter as practicable, but not later than the time prescribed for filing the Employer’s Federal income tax return for the Employer’s fiscal year within which ends such Plan Year, including any extensions of time, without interest, provided, however, that in no event will the contribution be made later than the due date of any indebtedness under the Acquisition Loan for that Plan Year.

3.2

Acquisition Loans.  The Trustee may incur Acquisition Loans, in accordance with the Trust, from time to time to finance, within a reasonable time, the acquisition of Company Stock for the Trust which is either newly issued shares, outstanding shares held by the Company or outstanding shares held by a shareholder and purchased by the Trust or to repay a prior Acquisition Loan.  An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default.  If the lender with respect to an Acquisition Loan is a disqualified person, as defined in Code Section 4975, the Acquisition Loan must provide that Trust assets will be transferred upon default only upon and to the extent of the failure of the Plan to meet the repayment schedule of the Acquisition Loan.
(a)

Financed Shares.  Except as provided in Section 409(l) of the Code or Treasury Regulation Section 54.4975-7(b)(9) and (10), or as otherwise provided by applicable law, no Financed Shares acquired by the Trustee with the proceeds of an Acquisition Loan may be subject to a put, call or other option or buy-sell or similar arrangement while held by and when distributed from the Plan.

(b)

Collateral.  An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other Plan assets which are a permissible security within the provisions of Treasury Regulation Section 54.4975-7(b).  No other assets of the Plan or Trust may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against any other Plan assets.

(c)

Loan Payment.  Repayment of principal and interest on any Acquisition Loan shall be made by the Trustee from annual Employer ESOP Contributions made pursuant to Section 3.1 above and may also be made from the following sources pursuant to the provisions of Section 9.3:

(i)	Cash dividends on Financed Shares, which are allocated to Participants’ ESOP Stock Accounts and earnings, if any, on such dividends; and
(ii)	Cash dividends on Company Stock held in the Loan Suspense Account and earnings, if any, thereon.

Payments shall be applied first to pay interest, and then to pay principal obligations under the Acquisition Loan.

(d)

Release of Financed Shares.  Financed Shares shall initially be credited to a Loan Suspense Account and shall be transferred for allocation to the ESOP Stock Accounts of Participants as payments of principal and interest are made on the Acquisition Loan by the Trustee, and any pledge of Financed Shares must provide for the release of shares so pledged on a consistent basis.

The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants’ ESOP Stock Accounts as of each Valuation Date shall equal the number of Financed Shares held in the Loan Suspense Account immediately prior to such Valuation Date multiplied by a fraction, the numerator of which is equal to the payments of principal and interest on the Acquisition Loan for the year ending on such date, and the denominator of which is equal to the sum of the numerator plus the total projected payments of principal and interest on the Acquisition Loan over the duration of the Acquisition Loan repayment period, subject to the provisions of Section 4.6.

(e)	Allocation of Financed Shares. The released Financed Shares shall be allocated to Participants’ ESOP Stock Accounts in accordance with the provisions of Sections 4.5 and 9.3.

(f)	Overriding Acquisition Loan Provisions In Compliance with Regulations. Notwithstanding anything contained in this Plan to the contrary, the following provisions shall apply to any Acquisition Loan:
(1)	Use of loan proceeds. The proceeds of an Acquisition Loan must be used within a reasonable time after their receipt by the Plan only for any or all of the following purposes:
(i)	To acquire Company Stock.
(ii)	To repay such loan.
(iii)	To repay a prior Acquisition Loan. A new Acquisition Loan, the proceeds of which are so used, must satisfy the provisions of this Section 3.2(f).
(2)

Liability and collateral of Plan for loan.  An Acquisition Loan must be without recourse against the Plan.  Furthermore, the only assets of the Plan that maybe given as collateral on an Acquisition Loan are Company Stock of two classes:  those acquired with the proceeds of the loan and those that were used as collateral on a prior Acquisition Loan repaid with the proceeds of the current Acquisition Loan.  No person entitled to payment under the Acquisition Loan shall have any right to assets of the Plan other than:

(i)	Collateral given for the loan,
(ii)	Contributions (other than contributions of Company Stock) that are made under the Plan to meet its obligations under the loan; and
(iii)	Earnings attributable to such collateral and the investment of such contributions.

The payments made with respect to an Acquisition Loan by the Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years.  Such contributions and earnings must be accounted for separately in the books of account of the Plan until the loan is repaid.

(3)

Suspense Account.  All assets acquired by the Plan with the proceeds of an Acquisition Loan  under Code Section 4975(d)(3) must be added to and maintained in a suspense account (i.e., the Loan Suspense Account).  They are to be withdrawn from the suspense account by applying Treasury Regulation Section 54.4975-7(b)(8) and (15) as if all securities in the suspense account were encumbered.  Assets in such suspense accounts are assets of the Plan.  Therefore, such assets are subject to Code Section 401(a)(2).

(4)

Forfeitures.  If a portion of a Participant’s Account is forfeited, Company Stock allocated to a Participant’s Account under the Plan must be forfeited only after other assets.  If interests in more than one class of Company Stock have been allocated to the Participant’s account, the Participant shall be treated as forfeiting the same proportion of each such class.

(5)	Continuing loan provisions under Plan.
(i)

Creation of protections and rights.  The terms of the Plan (i.e., Article VIII) formally provide Participants with certain protections and rights with respect to the Plan assets acquired with the proceeds of an Acquisition Loan.  These protections and rights are those referred to the third sentence of Treasury Regulation Section 54.4975-7(b)(4), relating to put, call, or other options and to buy-sell or similar arrangements, and in Treasury Regulation Section 54.4975-7(b)(10), (11), and (12), relating to put options.

(ii)

“Nonterminable” protections and rights.  The terms of the Plan also formally provide that these protections and rights are nonterminable.  If the Plan holds or has distributed Company Stock acquired with the proceeds of an Acquisition Loan  and either the loan is repaid or the Plan ceases to be an employee stock ownership plan, these protections and rights continue to exist under the terms of the Plan.  However, the protections and rights will not fail to be nonterminable merely because they are not exercisable under Treasury Regulation Section 54.4975-7(b)(11) and (12)(ii).

3.3	No Participant Contributions. Contributions by Participants are neither required nor permitted.
3.4

Reversion of Employer Contributions.  No part of the corpus or income of the Trust Fund shall revert to any Employer or be used for, or diverted to, purpose other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, except as provided below:

(a)

Employer contributions under the Plan are conditioned upon initial qualification of the Plan under Section 401(a) of the Code for that year, and, if the Plan does not so qualify, the Trustee shall, upon written request of an Employer, return to that Employer any contributions made by that Employer under the Plan conditioned upon initial qualification, reduced by the amount of any losses thereon and increased by the amount of any income thereon and increased by the amount of any income thereon, within one year after the date that qualification of the Plan is denied, but only if an application for qualification is submitted within the time prescribed by law;

(b)	if a contribution or any portion thereof is made by an Employer by a mistake of fact, the Trustee shall, upon written request of that Employer, return the contribution or such portion, reduced by the amount of any losses thereon, to that Employer within one year after the date of payment to the Trustee;
(c)

the contributions of each Employer under the Plan are conditioned upon the deductibility thereof under Section 404 of the Code, and, to the extent any such deduction is disallowed, the Trustee shall, upon written request of that Employer, return the amount of the contribution (to the extent disallowed), reduced by the amount of any losses thereon, to that Employer within one year after the date the deduction is disallowed; and

(d)

if, upon termination of the Plan with respect to any Employer, any amounts are held in a suspense account which are attributable to the contribution of such Employer, and such amounts may not be credited to the Accounts of Participants, such amounts will be returned to that Employer as soon as practicable after the termination of the Plan with respect to that Employer, to the extent permissible under ERISA.

The Company may direct the Trustee to make such equitable and practical adjustments as may be necessary to correct any mistake of fact or other error, and to make any other equitable adjustments made necessary because of the existence of circumstances described in the foregoing subsections (a), (b) and (c).

ARTICLE IV

ALLOCATIONS, ACCOUNTING AND ADJUSTMENTS

4.1

Participants’ ESOP Accounts.  The Committee shall maintain the following ESOP Accounts in the name of each Participant:  an ESOP Stock Account, a Profit Sharing Account, and an ESOP Cash Account.  Pursuant to Section 5.3, the Committee may also maintain a Stock Forfeiture Account and Cash Forfeiture Account in the name of a Participant who has terminated employment.

4.2	Adjustment of ESOP Stock Accounts. As of each Valuation Date, the Trustee shall:
(a)

First, charge to the appropriate ESOP Stock Account of each Participant all distributions and payments made to him, or on his account, since the last preceding Valuation Date that have not been charged previously;

(b)

Next, credit to each Participant’s ESOP Stock Account the shares of Company Stock (including the exchange of Company Stock in a Participant’s ESOP Stock Account for cash at the value determined for purposes of the distributions under Section 6.1 in other Participants’ ESOP Cash Accounts, in order for the Trustee to make a distribution to a Participant), if any, that have been purchased with amounts from his ESOP Cash Account since the last preceding Valuation Date, and adjust such accounts in accordance with the provisions of Sections 4.3 and 4.5; and

(c)

Finally, allocate and credit to each Participant’s ESOP Stock Account the shares of Company Stock (representing each Employer’s ESOP Contributions made in Company Stock) and Company Stock Forfeitures (to the extent not required for restoration purposes under Section 5.4 of the Plan) that are to be allocated and credited as of that date in accordance with the provisions of Sections 4.3 and 4.5.

4.3

Adjustment of ESOP Cash Accounts.  For each Plan Year, Employer ESOP Contributions that are made in cash for that year, and cash Forfeitures arising under the Plan during a Plan Year (to the extent not required for restoration purposes under Section 5.4 of the Plan), shall be allocated, as of the Valuation Date for that Plan Year, to the ESOP Cash Account of each Participant in the same manner as Company Stock contributed would be allocated under the provisions of Section 4.4.  Subject to the provisions of Article IX, the Committee shall also credit to the ESOP Cash Account of each Participant any cash dividends paid to the Trustee on shares of Company Stock held in that Participant’s ESOP Stock Account as of the record date.  Upon the purchase of Company Stock (including the exchange of Company Stock in a Participant’s ESOP Account for cash at the value determined for purposes of the distributions under Section 6.1 in other Participants’ ESOP Cash Accounts, in order for the Trustee to make a distribution to a Participant) or the repayment of an Acquisition Loan with such cash, an appropriate number of shares of Company Stock shall be credited to the ESOP Stock Account of such Participant, and the Participant’s ESOP Cash Account shall be charged by the amount of the cash used to buy such Company Stock or to repay an Acquisition Loan, as applicable.  In addition, cash dividends may be paid to the Participant or reinvested in Company Stock, as described in Article IX.

As of each Valuation Date, before the allocation of any Employer ESOP Contributions made in cash, as of such date, any appreciation, depreciation, income, gains or losses in the fair market value of the Participants’ ESOP Cash Accounts shall be allocated among and credited to the ESOP Cash Accounts of Participants, pro rata, according to the balance of each ESOP Cash Account as of the immediately preceding Valuation Date, reduced in each case by the amount of any charge to said ESOP Cash Account since the next preceding Valuation Date.  In the event of a sale of Company Stock by the Trustee to a third party, any gain or loss realized by the Trustee on the sale of Company Stock will be allocated as follows:

(a)

in the event of a sale of Company Stock allocated to Participant’s ESOP Stock Accounts, any gain or loss realized by the Trustee on such Company Stock shall be allocated to the ESOP Cash Account of such Participant;

(b)	in the event of a sale of Company Stock held in the Loan Suspense Account, pro rata, according to the balance of Participants’ ESOP Stock Accounts.

For purposes of this Section 4.3, references to a Participant’s ESOP Stock Account shall also include his Stock Forfeiture Account, if any, and references to a Participant’s ESOP Cash Account shall also include his Cash Forfeiture Account, if any.

4.4

Adjustment of Profit Sharing Accounts.  In each Plan Year that amounts are transferred to the ESOP from the Profit Sharing Plan, such amounts will be allocated to the Profit Sharing Account of each ESOP Participant from whose accounts in the Profit Sharing Plan amounts are transferred, in the exact amount transferred from such Participant’s Profit Sharing Plan accounts.  As directed by the Committee, the Trustee shall use the transferred amounts to purchase Company Stock, which Company Stock will be allocated to each Participant’s Profit Sharing Account pro rata, according to the balance in the Participant’s Profit Sharing Account used to purchase Company Stock as it relates to the amounts in all Participants’ Profit Sharing Accounts used to purchase Company Stock.  As of each Valuation Date, any appreciation, depreciation, income, gains or losses in the fair market value of the Participants’ Profit Sharing Accounts (exclusive of Company Stock) shall be allocated among and credited to the Profit Sharing Accounts of Participants, pro rata, according to the balance of each ESOP Cash Account as of the immediately preceding Valuation Date, reduced in each case by the amount of any charge to said ESOP Cash Account since the next preceding Valuation Date.

4.5

Allocation and Crediting of Employer ESOP Contributions and Forfeitures.  As of the last day of each Plan Year, all cash or shares of Company Stock transferred by each Employer to the Trustee for that Plan Year under Section 3.1, the number of Financed Shares released from the Loan Suspense Account for allocation to Participants’ ESOP Stock Accounts under the provisions of Section 3.2 (except as provided under Section 9.3) and Company Stock Forfeitures arising under the Plan during that Plan Year shall be allocated among and credited to the ESOP Stock Accounts of those Participants who completed a Year of Service during the Plan Year and were employed by the Employer on the last day of the Plan Year, as follows:
(a)

First, to the extent permitted by the contribution limitation provisions of Section 4.6, such shares shall be allocated among and credited to the ESOP Stock Accounts of such Participants, pro rata, according to the Compensation paid to them, respectively, by that Employer for that year; and

(b)

Next, if after the allocation described in paragraph (a) next above, any portion of such shares remain unallocated due to the application of the limitation provisions of Section 4.6, then, to the extent permitted by Section 4.6, such shares and amount shall be allocated and reallocated among and credited to the ESOP Stock Accounts of the remaining Participants entitled to share in such Company Stock for that year, pro rata, according to the Compensation paid to them, respectively, by that Employer for that year until all amounts are allocated or the limitations of Section 4.6 are reached as to each Participant entitled to share in the allocation.

(c)

If, after the allocation specified in paragraph (b) next above, due to the limitations of Section 4.6, any portion of such shares to be otherwise allocated remains unallocated, such portion shall be credited to and held in a suspense account, as described in Section 4.6, to the extent that it does not exceed the amount contributed by the Employers for that Plan Year as a result of a reasonable error in estimating Participants’ Compensation or as a result of such other circumstances as the Commissioner of Internal Revenue may determine.  For purposes of the Plan, amounts credited to a suspense account for any Plan Year shall be treated as an Employer ESOP Contribution under the provisions of Section 3.1 for the subsequent Plan Year or Plan Years until all amounts so held have been credited to the ESOP Accounts of Participants.

(d)

Notwithstanding any provision in this Plan to the contrary, if shares of Company Stock are sold to the Plan by a shareholder in a transaction for which special tax treatment is elected by such shareholder pursuant to Section 1042 of the Code, no assets attributable to such Company Stock may be allocated (i) during the Nonallocation Period (as defined below) to the ESOP Stock Accounts of such shareholder, any person who is related to such shareholder (within the meaning of Section 267(b) of the Code, but excluding lineal descendants of such shareholder as long as no more than 5% of the aggregate amount of all Company Stock sold by such shareholder in a transaction to which Section 1042 of the Code applies is allocated to lineal descendants of such shareholder), or (ii) at any time, to any other person who owns (after application of Section 318(a) of the Code) more than 25 percent of (a) any class of outstanding stock of the Company or of any Controlled Group Member or (b) the value of the outstanding stock of the Company or of any Controlled Group Member. Further, no allocation of Employer ESOP Contributions may be made to the ESOP Accounts of such persons unless additional allocations are made to other Participants, in accordance with the provisions of Sections 401(a) and 410 of the Code.  The phrase “Nonallocation Period” means the period beginning on the date of sale and ending on the later of ten years after the date of sale or the date of the allocation attributable to the final payment on the Acquisition Loan incurred with respect to the sale.
(e)

Notwithstanding anything herein to the contrary, if the Plan would otherwise fail to meet the requirements of Code Sections 401(a)(26), 410(b)(1) or 410(b)(2)(A)(i) and the Treasury Regulations thereunder because Employer contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

(i)

The group of Participants eligible to share in the Employer contributions and Forfeitures for the Plan Year shall be expanded to include the minimum number of Participants, who would not otherwise be eligible, as are necessary to satisfy the applicable test specified above.  The specific Participants who shall become eligible under the terms of this paragraph shall be those Participants who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

(ii)

If after application of paragraph (i) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer Contributions and Forfeitures for the Plan Year shall be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test.  The specific Participants who shall become eligible under the terms of this paragraph shall be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

(iii)

Nothing in this Section shall permit the reduction of a Participant’s accrued benefit.  Therefore, any amounts that have previously been allocated to Participants shall not be reallocated to satisfy these requirements.  In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404.  Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

(f)	Notwithstanding any other provision of the Plan to the contrary, if any group or groups of Eligible Employees hereunder are included in a Bargaining Unit, the following rules shall apply:
(i)

Amounts shall be allocated among and credited to the ESOP Stock Accounts of Employees who are members of a Bargaining Unit only in the amounts, if any, provided in the applicable collective bargaining agreement.

(ii)	The provisions of Article XII shall not apply with respect to Participants who are members of a Bargaining Unit.
4.6	Limitation on Allocations to Participants.
(a)	For purposes of this Section, the following terms shall have the indicated meanings:
(i)

The term “Annual Additions” means the amount defined in Section 415(c)(2) of the Code, except that if, during any Plan Year, no more than one-third of the Employer ESOP Contributions which are deductible under Section 404(a)(9) of the Code are allocated to the ESOP Accounts of Highly Compensated Employees during the Plan Year, then any Employer ESOP Contributions which are applied by the Trustee to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures, shall not be included in computing Annual Additions.

(ii)

The term “Compensation” means compensation as defined in Section 415(c)(3) of the Code, including the items specified in Treasury Regulation Section 1.415(c)-2(b)(1) and excluding the items specified in Treasury Regulation Section 1.415(c)-2(c); provided, however, that, effective for Plan Years beginning after December 31, 1997, the items specified in Section 415(c)(3)(D) of the Code shall be included; and provided further that in no event shall Compensation exceed the limitation in effect for any Plan Year under Section 401(a)(17) of the Code.  Effective for limitation years beginning on or after July 1, 2007, payments made by the later of 2 ½ months after severance from employment or the end of the limitation year that includes the severance from employment will be Compensation if they are payments that, absent a severance from employment, would have been paid to the Participant while the Participant continued in employment with the Employer and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation.  Any payments not described above are not considered Compensation if paid after severance from employment, even if they are paid within 2 ½ months following severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(iii)

The term “Defined Contribution Maximum Permissible Amount” means Annual Additions of a Participant which do not exceed the lesser of (i) the dollar amount specified in Section 415(c)(1)(A) of the Code (adjusted for increases in the cost of living under Section 415(d) of the Code), or (ii)

the percentage of such Participant’s Compensation paid for a limitation year as set forth in Section 415(c)(1)(B) of the Code, which for purposes of this clause (ii) shall not include any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.  Notwithstanding the foregoing, in the event that a short limitation year is created due to an amendment changing the limitation year to a different 12-month consecutive period, such Annual Additions shall not exceed the dollar amount under clause (i) above multiplied by a fraction, the numerator of which is the number of months in the short limitation year and the denominator of which is 12.

(iv)

The term “Employer” means the Employers and all Controlled Group Members; provided, however, that for purposes of applying the limitations of this Section, “50 percent” rather “80 percent” shall be used in determining a Controlled Group Member for purposes of Section 414(b) and Section 414(c) of the Code.

(b)

Notwithstanding any other provision of the Plan to the contrary, the amount of Annual Additions that may be credited to a Participant’s ESOP Account for any limitation year shall not exceed the lesser of the Defined Contribution Maximum Permissible Amount or any other limitation contained in the Plan.  If the Annual Additions to the ESOP Account of a Participant in any limitation year would otherwise exceed such amount, the excess amount shall be disposed of as follows:

(i)	Corrections for excess Annual Additions will be made first under the Profit Sharing Plan.
(ii)

If any amount of excess Annual Additions remains after the corrections made under the Profit Sharing Plan, the excess amount shall be reallocated among the remaining Participants’ Accounts as provided in Section 4.5; provided, however, that such reallocation shall not cause the Annual Additions to any other Participant’s Account to exceed the Defined Contribution Maximum Permissible Amount.

(iii)

If such allocation causes the Annual Addition to each Participant’s Account to exceed the Defined Contribution Maximum Permissible Amount for the limitation year, then these excess amounts shall be held unallocated in a suspense account.  If a suspense account is in existence at any time during a particular limitation year, other than the limitation year described in the preceding sentence, all amounts in the suspense account must be allocated or reallocated to the Participants’ ESOP Account (not to exceed the Defined Contribution Maximum Permissible Amounts) before any contributions which would constitute Annual Additions may be made to the Plan for that limitation year.

(c)

Limitations for Multiple Defined Contribution Plan Participation.  If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by the Employer concurrently with the Plan, and if the Annual Addition for the limitation year would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in subsection (b), such excess shall be reduced first by applying the procedures set forth in subsection (b).  If the limitation contained in subsection (b) is still not satisfied, such excess shall be reduced by returning the employee contributions made by the Participant for the limitation year under all such other plans and the income attributable thereto.  If the limitation contained in subsection (b) is still not satisfied after returning all of such employee contributions, the excess shall be reduced by returning elective contributions made on the Participant’s behalf under all such other plans and the income attributable thereto.  If the limitation contained in subsection (b) is still not satisfied after returning all of such elective contributions, then the Employer contributions and forfeitures for the limitation year under all such other plans that have been allocated to the Participant shall be reduced and disposed of as provided in such other plan.

4.7

Statement of Plan Interest.  During each Plan Year, the Administrator shall provide each Participant with a statement of the Participant’s interest under the Plan as of the close of the immediately preceding Plan Year.

4.8

Omission of Eligible Employee.  If, for any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Employer would have contributed with respect to the Employee had he not been omitted.  Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year, under applicable provisions of the Code, by the Employer.

4.9

Inclusion of Ineligible Employee.  If, for any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution.  Such contribution, together with any investment earnings or losses thereon, shall be deemed a Forfeiture as of the end of the Plan Year in which the error is discovered and shall be allocated in accordance with Section 4.3 of the Plan.

ARTICLE V

VESTING

5.1	Full Vesting. A Participant shall have a fully vested and non-forfeitable interest in his ESOP Accounts on the first to occur of the following:
(a)	his sixty-fifth birthday;
(b)	the date of his death;
(c)	his completion of the required vesting Years of Service, pursuant to Section 5.2;
(d)	upon termination of the Plan or complete discontinuance of contributions pursuant to Section 11.1 of the Plan; or
(e)	the date on which he is determined to suffer from a Total and Permanent Disability.

A Participant shall at all times be fully vested in his Profit Sharing Account.

5.2	Partially Vested Benefits.
(a)

Prior to April 1, 2007.  Prior to April 1, 2007, a Participant shall vest in the value of that portion of his ESOP Account other than his Profit Sharing Account in accordance with the schedule set forth in the following table:

Number ofVested

Years of ServicePercentage

Less than 3 years0%

3 years but less than 4 years20%

4 years but less than 5 years40%

5 years but less than 6 years60%

6 years but less than 7 years80%

7 years or more100%

(b)

Vesting Beginning April 1, 2007.  This subsection (b) applies to Participants who complete an Hour of Service under the Plan in a Plan Year, beginning on or after April 1, 2007.  Such a Participant shall vest in the value of that portion of his ESOP Account other than his Profit Sharing Account in accordance with the schedule set forth in the following table:

Number ofVested

Years of ServicePercentage

Less than 2 years0%

2 years but less than 3 years20%

3 years but less than 4 years40%

4 years but less than 5 years60%

5 years but less than 6 years80%

6 years or more100%

(c)

If any amendment directly or indirectly changes the vesting schedule, a Participant with three or more Vesting Years of Service may elect to have his vested percentage computed under the vesting schedule in effect prior to the amendment by filing a written request with the Plan Administrator within 60 days after the latest of (1) the date he received notice of such amendment, (2) the date such amendment was adopted, and (3) the date such amendment became effective.

5.3

Termination of Employment and Forfeitures.  A Participant who terminates employment with the Employer or other member of the Controlled Group, if applicable, for any reason other than retirement, Total and Permanent Disability or death shall be vested in the value of his Account attributable to Employer contributions as determined in accordance with Section 5.2 at the time of his termination of employment.  The nonvested portion of his ESOP Cash Account and ESOP Stock Account shall be forfeited and credited, respectively, to a Cash Forfeiture Account and Stock Forfeiture Account established and maintained by the Trustee in the Participant’s name as of the Valuation Date coincident with or next following his Termination Date (before adjustments then required under the Plan have been made); provided, however, that to the extent that Treasury Regulation Section 54.4975-11(d)(4) is applicable, the Participant’s Cash Forfeiture Account shall be forfeited prior to any forfeiture of the Participant’s Stock Forfeiture Account.

(a)

No Reemployment Before Break in Service.  If the Participant does not return to employment with an Employer or a Controlled Group Member prior to incurring a Break in Service, the balances in his Cash Forfeiture Account and Stock Forfeiture Account, determined as of the Valuation Date coincident with or next following the date on which he incurs a Break in Service (after all adjustments then required under the Plan have been made) will be deemed Forfeitures and will be allocated and credited in accordance with the provisions of Sections 4.3 and 4.5.

(b)

Reemployment Before Break in Service.  If the Participant returns to employment with an Employer or a Controlled Group Member prior to incurring a Break in Service and subsequently becomes eligible for Plan benefits in accordance with the provisions of Section 5.1, the balances in his Stock Forfeiture Account and Cash Forfeiture Account as of the next following Valuation Date (after all adjustments then required under the Plan have been made) will be distributable to or for his benefit or, in the event of his death, to or for the benefit of his Beneficiary, in accordance with the provisions of Article VI.

The balances in his ESOP Cash Account and ESOP Stock Account, if any, after the foregoing multiplication, and the entire balance of his Profit Sharing Account, if any, will become distributable to or for his benefit or, in the event of his death, to or for the benefit of his Beneficiary, in accordance with the applicable provisions of Article VI.

5.4	Vesting After Break in Service.
(a)

Reemployment Before Five Year Break in Service.  If a participant returns to employment with an Employer or a Controlled Group Member after incurring a one year Break in Service but before incurring five consecutive one year Breaks in Service, he may repay the amounts previously distributed to him, in which event the Forfeitures will be restored to his ESOP Stock Account and ESOP Cash Account as of the last day of the Plan Year in which he repays such distribution (provided he is actively employed on such last day of the Plan Year), and he will continue to increase his vested percentage in such Accounts as if he had never received a distribution.  The funds for such restoration shall come first from Forfeitures allocated at the end of such Plan Year, to the extent available, and, if necessary, thereafter from additional contributions to the Plan by the Employer.  If a Participant exercises his right of repayment, he must do so by the earlier to occur of the fifth anniversary of his date of reemployment or the last day of the Plan Year in which he would have incurred five consecutive one year Breaks in Service had he not been reemployed.  The Participant must repay in a single lump sum to the Trustee, without interest, the amount of cash, and fair market value of other property, received from his ESOP Stock Account and ESOP Cash Account.  If a Participant exercises his right of repayment, upon such Participant’s subsequent Termination Date, his Forfeiture Account will be distributable to or for his benefit or, in the event of his death, to or for the benefit of his Beneficiary, in accordance with Article VI.

(b)

Reemployment After Five Year Break in Service.  For purposes of determining a Participant’s nonforfeitable portion of his ESOP Accounts, including his Stock Forfeiture Account and Cash Forfeiture Account, if any, earned prior to the date he incurs at least five consecutive one year Breaks in Service, a Participant’s number of Years of Service completed after incurring such a period of Breaks in Service shall be disregarded.

(c)

Zero Vested Interest.  For purposes of determining a Participant’s nonforfeitable portion of his ESOP Accounts, if an Employee or Participant does not have a nonforfeitable right under the Plan to any portion of his ESOP Account balances and the number of his consecutive one year Breaks in Service equals or exceeds five, then his number of Years of Service, if any, completed prior to such a period of Breaks in Service shall be disregarded and he shall be considered as a new Employee.

5.5

Deemed Distributions.  Notwithstanding anything contained in this Article V to the contrary, in the case of a Participant who terminates employment with the Employer or other Controlled Group Member while having a vested Account of zero percent (0%) and who is deemed to have received a distribution of such Account on such termination of employment date, such non-vested Account shall be deemed forfeited and available for allocation as a Forfeiture for the Plan Year in which such Participant terminates employment.  If such Participant returns to employment with the Employer or a Controlled Group Member before incurring five consecutive one year Breaks in Service, such forfeited amounts will be restored to his Account as of the last day of the Plan Year in which he returns to such employment (provided he is actively employed on such last day of the Plan Year), and he will continue to increase his vested percentage in such Account as if he had never been deemed to have received a distribution of his Account.

ARTICLE VI

TIME AND METHOD OF PAYMENT

6.1	Form of Distribution.
(a)

Profit Sharing Account: A Participant’s Profit Sharing Account shall be distributed to or for the benefit of the Participant, or, in the case of the Participant’s death, his Beneficiary, in a lump sum payment.  Distribution of a Participant’s Profit Sharing Account will be made in whole shares of Company Stock, cash or a combination of both, as determined by the Participant.  However, if the charter or by-laws of the Company restrict ownership of substantially all of the outstanding Company Stock to Employees and the Trust, then the distribution of a Participant’s Profit Sharing Account shall be made entirely in the form of cash, and the Participant shall not be entitled to a distribution in the form of Company Stock.  In the event of a cash distribution, the Committee shall direct the Trustee on the manner in which the shares of Company Stock allocated to the Participant’s Profit Sharing Account are to be converted to cash.

(b)

ESOP Stock Account:  Distribution of a Participant’s ESOP Stock Account will be made to or for the benefit of the Participant, or, in the case of the Participant’s death, his Beneficiary, in a lump sum.

The Participant shall select, with the consent of the Committee, the manner in which his vested ESOP Stock Account balance will be distributed, provided that the Committee’s consent shall be given in a uniform and nondiscriminatory manner.  If a Participant does not have a nonforfeitable right to any of his ESOP Stock Account on his Termination Date, then he will be deemed to be cashed out of his ESOP Stock Account as of his Termination Date.  Distribution of a Participant’s vested ESOP Stock Account will be made in whole shares of Company Stock, cash, or a combination of both, as determined by the Committee, provided, however, that the Committee shall notify the Participant of his right to demand distribution of his vested ESOP Stock Account balance entirely in whole shares of Company Stock (with the value of any fractional shares paid in cash).  However, if the charter or by-laws of the Company restrict ownership of substantially all of the outstanding Company Stock to Employees and the Trust, then the distribution of a Participant’s vested ESOP Stock Account shall be made entirely in the form of cash, and the Participant is not entitled to a distribution in the form of Company Stock.  In the event of a cash distribution, the Committee shall direct the Trustee on the manner in which the shares of Company Stock allocated to the Participant’s ESOP Stock Account are to be converted to cash.

(c)

ESOP Cash Account:  A Participant’s ESOP Cash Account shall be distributed to or for the benefit of the Participant or, in the case of the Participant’s death, his Beneficiary in a lump sum payment.  If a Participant does not have a nonforfeitable right to any of his ESOP Cash Account on his Termination Date, then he will be deemed cashed out of his ESOP Cash Account as of the Termination Date.

Distribution of a Participant’s vested ESOP cash account balance will be made in cash.
6.2

Time for Distribution.  Distribution of the balance of a Participant’s ESOP Accounts generally shall commence on the earliest applicable date required by the following provisions of this Section, provided, however, that if a Participant’s vested ESOP Accounts exceed $1,000 at the time of distribution thereof, the Participant must consent to a distribution of his ESOP Accounts commencing prior to the date he attains Normal Retirement Age.  If the value of the Participant’s vested ESOP Accounts as so determined does not exceed such amount, the Plan shall immediately distribute the Participant’s entire vested ESOP Accounts.  Once a Participant is eligible for a distribution of all or a portion of his ESOP Accounts, the ESOP Accounts will be valued as of the coinciding or immediately preceding Valuation Date, provided that if a Participant does not receive his distribution until after a later Valuation Date, his ESOP Accounts to be distributed shall be valued as of that later Valuation Date.

(a)

Distribution of ESOP Cash Accounts and Profit Sharing Accounts.  A Participant, or his Beneficiary, as applicable, shall be eligible to have the distribution of his ESOP Cash Account and Profit Sharing Account, if any, made or commenced as soon as practicable following the Participant’s election to commence benefits subject to paragraph (f) below.

(b)

Distribution of ESOP Stock Account upon Retirement, Total and Permanent Disability or Death.  Unless an earlier date is required by paragraphs (d), (e) or (f) of this Section, or unless the Participant elects a later date, if a Participant retires, is retired, or terminates employment due to Total and Permanent Disability, or if a Participant dies while in the employ of an Employer or Controlled Group Member, distribution of his Accounts will be made or commenced as soon as practicable following the Participant’s (or Beneficiary’s) election to commence benefits, subject to paragraph (f) below, but not later than the 60th day next following the close of the Plan Year during which the Participant dies, becomes Totally and Permanently Disabled, or attains Normal Retirement Age or, if later, during which his Termination Date occurs; provided that if the valuation of the Company Stock is not completed by that date, the distribution will be made within 60 days after the valuation is completed.

(c)

Distribution of ESOP Stock Account upon Resignation or Dismissal.  Unless an earlier date is required by paragraphs (d), (e) or (f) of this Section, if a Participant resigns or is dismissed from the employ of the Employers and Controlled Group Members for a reason other than retirement, Total and Permanent Disability or death, the Participant will be eligible to receive a distribution of his ESOP Stock Account as soon as practicable following the Participant’s election to commence benefits, subject to paragraph (f) below.

(d)

Age 70-1/2 Distribution Date.  Unless superseded by the provisions of Section 6.9, all distributions under this Article shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of the proposed regulations thereunder.  Therefore, in no event shall a distribution of a Participant’s ESOP Accounts commence later than the later of:

(i)	the April 1 of the calendar year next following the calendar year in which the Participant attains age 70-1/2; or
(ii)

the April 1 of the calendar year next following the calendar year in which the Participant’s Termination Date occurs, if the Participant is not a 5 percent owner (except for a Participant who is a 5 percent owner, as defined in Section 416(i)(1)(B) of the Code, the date determined under this paragraph (ii) shall be the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, without regard to the date of the Participant’s Termination Date).

Any non-retired Participant (other than a five-percent owner) who attains age 70-1/2 on or after January 1, 1996 and prior to January 1, 2003 may elect to receive distribution of his vested ESOP Account while employed by the Employer.  Such election shall be made in writing in the manner, time and form required by the Company.

Notwithstanding any other provision of the Plan to the contrary with respect to distributions under the Plan made on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) of the Code that were proposed on January 17, 2001 (the (“2001 Proposed Regulations”).  This provision relating to distributions under the 2001 Proposed Regulations shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) of the Code or such other date as may be published by the Internal Revenue Service.

(e)

Distributions to Beneficiary upon Death.  Notwithstanding the provisions of paragraphs (b) and (c) above, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Section 401(a)(9) of the Code and any regulations issued thereunder.  If a Participant dies before his distribution has commenced, distribution of his ESOP Accounts to his Beneficiary shall commence not later than the earlier of:

(i)	one year after the end of the Plan Year in which the Participant died, or
(ii)	if the Beneficiary is the surviving spouse, the later of one year after the Participant’s death or the date the Participant would have attained age 70‑1/2,

and shall be completed within five years after the Participant’s death.

If a Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed as least as rapidly as under the method of distribution being used prior to the Participant’s death.

(f)

Small Amounts.  Notwithstanding any provision to the contrary, if a Participant’s vested ESOP Accounts as of the date the Participant (or Beneficiary) is eligible to receive a distribution do not exceed $1,000, then such Participant’s ESOP Accounts shall be distributed in a lump sum as soon as practicable after such date.

(g)

Zero Vested Account Balance.  Notwithstanding the foregoing provisions of this Section 6.2, if the value of a Participant’s vested Account is zero upon his termination of employment with the Employer or Controlled Group Member, the Participant shall be deemed to have received a distribution of such Account in a single sum distribution on such date.

6.3

Facility of Payment; Missing Payees.  If a Participant or Beneficiary is under a legal disability or, by reason of illness or mental or physical disability, is in the opinion of the Plan Administrator unable properly to attend to his personal financial matters, the Trustee may make such payments in such of the following ways as the Plan Administrator shall direct:

(a)	Directly to such Participant or Beneficiary; or
(b)	To the legal representative of such Participant or Beneficiary.

If the recipient of a distribution cannot be located within one year after he is entitled to receive the distribution, the Plan Administrator may, in its discretion, direct that such distribution be treated as a forfeiture in accordance with Treasury Regulation Section 1.411(a)-4(b)(6).  In the event such person subsequently makes a claim for such forfeited benefits, such benefits shall be reinstated.  Any payment made pursuant to this Section shall be in complete discharge of the obligation under the Plan.

6.4

Absence of Guaranty.  Neither the Trustee, the Committee nor the Employers in any way guarantee the Trust Fund from loss or depreciation.  The Employers do not guarantee any payment to any person.  The liability of the Trustee to make any payment is limited to the available assets of the Trust Fund.

6.5	Designation of Beneficiary.
(a)

Subject to the provisions of subsection (b) of this Section, each Participant shall have the right to designate, by filing a written designation with the Plan Administrator, a person or persons or entity to receive any benefit which may become payable upon the death of such Participant.  A Beneficiary designation form will be effective only when the signed form is filed with the Committee while the Participant is alive and will cancel all Beneficiary designation forms signed earlier.  If a designated person dies before the Participant, such designee’s interest shall terminate, and, unless otherwise provided in the Participant’s designation, such interest shall be paid in equal shares to those Beneficiaries, if any, who survive the Participant.
(b)

Notwithstanding any provision in the Plan to the contrary, the designated Beneficiary of a married Participant shall be his spouse, unless the spouse consents, in writing, to the designation by the Participant of a different Beneficiary.  Such spouse’s consent must acknowledge the effect of such consent and must be witnessed by a Plan representative or a notary public.  Such consent shall not be required if it is established to the satisfaction of the Plan Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Treasury Regulations.  The designation made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time.  Any new designation specifying a different Beneficiary must again comply with the requirements of this Section.  A former spouse’s consent shall not be binding on a new spouse.  Any designation by an unmarried Participant shall be rendered ineffective by any subsequent marriage.

(c)

If a Participant fails to designate a Beneficiary, if such designation is for any reason illegal or ineffective, or if no Beneficiary survives the Participant, his death benefits shall be paid in accordance with the following:

(i)	to his surviving spouse;
(ii)	if there is no surviving spouse, to his descendants (including legally adopted children and their descendants) per stirpes; or
(iii)

if there is neither surviving spouse nor surviving descendants, to the executor or other personal representative of the Participant to be distributed in accordance with the Participant’s will or applicable law.

(d)

The Plan Administrator may determine the identity of the distributees and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry and upon any affidavit, certificate, or other paper believed by it to be genuine, and upon any evidence believed by it sufficient.

(e)

Effect of Divorce.  If a married Participant designates his spouse as Beneficiary (whether by name or designation as the spouse) and the marriage of the Participant and spouse is subsequently terminated through divorce, dissolution, annulment or otherwise, except as may be provided in a Qualified Domestic Relations Order (as defined in Section 414(p) of the Code), the designation of the spouse as Beneficiary shall be void, as if the former spouse had predeceased the Participant; and the Participant may designate another Beneficiary in accordance with the terms of the Plan (but subject to the terms of any applicable Qualified Domestic Relations Order).

6.6	Qualified Domestic Relations Order. In addition to payments made under this Article on account of a Participant’s termination of employment, payments may be made to an

Alternate Payee (as defined below) prior to, coincident with, or after Participant’s termination of employment if made pursuant to a Qualified Domestic Relations Order (as defined below).  A distribution to an Alternate Payee may be made out of a Participant’s Accounts on a date coincident with the Participant’s “earliest retirement age,” defined as the earlier of (i) the date on which the Participant is entitled to a distribution under the Plan, or (ii) the later of (A) the date the Participant attains age 50, or (B) the earliest date on which the Participant could begin receiving benefits under the Plan if he had separated from service.  In addition, this Plan specifically authorizes distributions to an Alternate Payee under a Qualified Domestic Relations Order prior to the Participant’s attainment of the earliest retirement age (as defined above and in Section 414(p) of the Code) but only if:  (1) the order specifies distribution at the earlier date or permits an agreement between the Plan and the Alternate Payee authorizing an earlier distribution; and (2) the Alternate Payee consents to a distribution prior to the Participant’s earliest retirement age if the present value of the Alternate Payee benefits under the Plan exceeds $5,000 (or such higher amount permitted by Code Section 417(e)) at the time of distribution thereof.  Nothing in this Section shall provide a Participant with a right to receive a distribution at a time not otherwise permitted under the Plan, nor shall it provide the Alternate Payee with a right to receive a form of payment not permitted under the Plan.  The term “Qualified Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement) which:

(a)	relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of a Participant,
(b)	is made pursuant to a State domestic relations law (including a community property law),
(c)	creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to the Participant,
(d)

clearly specifies the name and last known mailing address, if any, of the Participant and the name and mailing address of each Alternate Payee covered by the order, the amount and percentage of the Participant’s benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, the number of payments or period to which such order applies and each plan to which such order applies, and

(e)

does not require the Plan to provide (i) any form or type of benefit, or any option, not otherwise provided under the Plan, (ii) increased benefits, or (iii) benefits to an Alternate Payee which are required to be paid to another payee under another order previously determined by the Trustee to be a Qualified Domestic Relations Order.

The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.  The Committee may, in its sole discretion, establish and maintain a segregated account for each Alternate Payee.  The term “Alternate Payee” means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to the Participant.

6.7	Pre-Retirement Diversification Rights.
(a)

Effective prior to April 1, 2002, if a Participant attains age 55 and has 10 years of participation in this Plan (so that he is a “Qualified Participant”), the Committee shall offer such Participant a distribution in cash of the value (determined as of the Valuation Date coinciding with or next following the Participant’s election to diversify) of at least 25% of the number of shares of Company Stock credited to his ESOP Stock Account and Profit Sharing Account in the first five years of his Qualified Election Period (as defined below), and 50% of the number of shares of Company Stock credited to his ESOP Stock Account and Profit Sharing Account in the last year of the Qualified Election Period in accordance with the provisions of this Section.  For purposes of the shares held in his Profit Sharing Account, but not shares held in the ESOP Stock Account, years of participation in the Profit Sharing Plan prior to the Effective Date will count toward the required 10 years of participation.  The Participant must elect to receive such a distribution within 90 days after the end of each of the six Plan Years during the Qualified Election Period (the “Diversification Election Period”), and the distribution will be made within 90 days after each election made by Participant during the Diversification Election Period.  The “Qualified Election Period” means the six Plan Years beginning with the Plan Year during which a Participant becomes a Qualified Participant.  The amount which may be distributed to a Participant during the Qualified Election Period shall be determined by multiplying the number of shares of Company Stock credited to the Participant’s ESOP Stock Account and Profit Sharing Account (including shares of Company Stock the value of which has been previously distributed pursuant to this Section) by 25% or, with respect to a Participant’s final election, 50%, reduced by the amount of any prior distributions received by such Participant pursuant to this Section.  Notwithstanding the foregoing, if the fair market value of the Company Stock allocated to the ESOP Stock Account and Profit Sharing Account of a Qualified Participant is $500 or less as of the Valuation Date immediately preceding the first day of any Diversification Election Period, then such Qualified Participant shall not be entitled to an election under this Section for that Diversification Election Period.

(b)

Effective April 1, 2002, if a Participant attains age fifty (50) and has seven (7) years of participation in this Plan (a “Qualified Participant”), the Qualified Participant may elect to diversify twenty-five percent (25%) of the number of shares of Company Stock credited to his ESOP Stock Account and Profit Sharing Account in the first five (5) years of his Qualified Election Period (as defined below), and fifty percent (50%) of the number of shares of Company Stock credited to his ESOP Stock Account and Profit Sharing Account in the remaining years of the Qualified Election Period in accordance with the provisions of this Section 6.7.  For purposes of the shares of Company Stock credited to a Qualified Participant’s Profit Sharing Account, but not shares of Company Stock credited to a Qualified Participant’s

ESOP Stock Account, years of participation in the Profit Sharing Plan prior to the April 1, 1993 Effective Date of the Plan will count toward the required seven (7) years of participation to become a Qualified Participant.  The Participant must elect to diversify such Company Stock within ninety (90) days after the end of each of the Plan Years during the Qualified Election Period (the “Diversification Election Period”), and within ninety (90) days after each Diversification Election Period the Qualified Participant’s diversified amount will be invested in one or more of at least three non-Company Stock investment fund options under the Plan in the proportions elected by the Qualified Participant.  The “Qualified Election Period” means the greater of (i) eleven (11) Plan Years beginning with the Plan Year during which a Participant becomes a Qualified Participant, or (ii) the number of Plan Years beginning with the Plan Year during which a Participant becomes a Qualified Participant and ending on the Qualified Participant’s Severance from Service Date.  The amount which may be diversified by a Participant during the Qualified Election Period shall be determined by multiplying the number of shares of Company Stock credited to the Participant’s ESOP Stock Account and Profit Sharing Account (including shares of Company Stock the value of which has been previously distributed and/or diversified pursuant to this Section 6.7) by twenty-five percent (25%) with respect to a Qualified Participant’s first five (5) years of the Qualified Election Period or, with respect to a Qualified Participant’s sixth (6th) and subsequent years of the Qualified Election Period, fifty percent (50%), reduced by the amount of any prior distributions received by such Participant pursuant to this Section 6.7 and by any amount previously diversified at the Participant’s election pursuant to this Section 6.7.  Notwithstanding the foregoing, if the fair market value of the Company Stock allocated to the ESOP Stock Account and Profit Sharing Account of a Qualified Participant is Five Hundred Dollars ($500) or less as of the Accounting Date immediately preceding the first day of any Diversification Election Period, then such Qualified Participant shall not be entitled to an election under this Section 6.7 for that Diversification Election Period.

(c)	Effective November 1, 2007, at the election of the Plan Administrator, a Qualified Participant’s diversified amount will be:
(i)	Invested, in accordance with subsection (b) above, in one or more of at least three non-Company Stock investment fund options under the Plan in the proportions elected by the Qualified Participant;
(ii)

Transferred, in a direct plan-to-plan transfer, to the Profit Sharing Plan, to be invested, in accordance with subsection (b) above, in one or more of at least three non-Company Stock investment fund options under the Profit Sharing Plan in the proportions elected by the Qualified Participant; or

(iii)	Distributed to the Qualified Participant in accordance with subsection (a) above.

At the election of the Plan Administrator, amounts previously invested in accordance with paragraph (i) above may be transferred to the Profit Sharing Plan in accordance with paragraph (ii) at any time.

6.8	Direct Rollovers.
(a)

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)	The following are definitions for purposes of this Section:
(i)

Eligible Rollover Distribution.  An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:  (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (iv) any distribution of elective deferrals on account of hardship on or after January 1, 1999; (v) any distribution on account of hardship on or after January 1, 2002; and (vi) any other distribution which the Secretary of the Treasury (or his delegate) provides in regulations or rulings of general applicability may be excluded from the direct rollover rules under Section 401(a)(31) of the Code.  A portion of a distribution that is received on or after January 1, 2002, shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax contributions that are not includable in gross income; provided, however, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to account separately for amounts so transferred, including separately accounting for the portion of such distribution that is includable in gross income and the portion of such distribution that is not so includable.  In addition to the foregoing, effective as of January 1, 2009, an Eligible Rollover Distribution includes a distribution to a Beneficiary who is not the surviving spouse of the Participant, provided that:

(A)	the Beneficiary would be considered a beneficiary of the Participant in accordance with Code Section 401(a)(9)(E),

(B)	for this purpose, an Eligible Retirement Plan only includes an individual retirement account or annuity described in Code Section 408(a) or (b), and
(C)	all other requirements of Code Section 402(c)(11) are met.
(ii)

Eligible Retirement Plan.  An “Eligible Retirement Plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Participant’s Eligible Rollover Distribution.  In addition, for distributions on or after January 1, 2002, “Eligible Retirement Plan” also means an annuity contract described in Code Section 403(b) or an individual retirement account or individual retirement annuity described in Code Section 408(a) or (b).  In the case of an Eligible Rollover Distribution prior to January 1, 2002, to a Beneficiary who is a Participant’s surviving spouse, an Eligible Retirement Plan means only an individual retirement account or individual retirement annuity.  Effective for distributions on or after January 1, 2008, an Eligible Retirement Plan includes a Roth IRA described in Code Section 408A.

(iii)

Distributee.  A “Distributee” includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(iv)	Direct Rollover. A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Participant.
(c)

Automatic Rollover of Small Benefits.  In the event of a mandatory distribution greater than $1,000 in accordance with the terms of Section 6.2, if a Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly in accordance with the terms of this Section, then the Plan Administrator will pay the distribution in a Direct Rollover to an individual retirement plan designated by the Plan Administrator.

6.9	Minimum Distribution Requirements.
(a)	Definitions. The following definitions apply for purposes of this Section.
(i)

Designated beneficiary:  The individual who is designated as the beneficiary under Section 1.4 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(ii)

Distribution calendar year:  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under paragraph (c)(ii).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)	Life expectancy: Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
(iv)

Participant’s account balance:  The ESOP Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the ESOP Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)	Required beginning date: The date specified in Section 6.2(d) of the Plan.
(b)	General Rules.
(i)	Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
(ii)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.
(iii)

Requirements of Treasury Regulations Incorporated.  All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Internal Revenue Code.

(c)	Time and Manner of Distribution.
(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.
(ii)

Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)

If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in subsection (f), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)

If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in subsection (f), distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)

If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)

If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this paragraph (ii), other than subparagraph (A), will apply as if the surviving spouse were the Participant.

For purposes of this paragraph (ii) and subsection (e), unless subparagraph (c)(ii)(D) applies, distributions are considered to begin on the Participant’s required beginning date.  If subparagraph (c)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph (c)(ii)(A).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph (c)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

(iii)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (d) and (e) of this Section.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

(d)	Required Minimum Distributions During Participant’s Lifetime.
(i)

Amount of Required Minimum Distribution for Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)

the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)

if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(ii)

Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this subsection (d) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(e)	Required Minimum Distributions After Participant’s Death.
(i)	Death on or After Date Distributions Begin.
(A)

Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(2)

If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)

If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)

No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.
(A)

Participant Survived by Designated Beneficiary.  Except as provided in subsection (f), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in paragraph (e)(i).

(B)

No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(C)

Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subparagraph (c)(ii)(A), this paragraph (e)(ii) will apply as if the surviving spouse were the Participant.

(f)	Modifications.
(i)

Election to Apply Five-Year Rule to Distributions to Designated Beneficiaries.  If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in paragraph (c)(ii) of this Section, but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.  This election will apply to all distributions.

(ii)

Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.  Participants or beneficiaries may elect on an individual basis whether the five-year rule or the life expectancy rule in paragraphs (c)(ii) and (e)(ii) of this Section applies to distributions after the death of a Participant who has a designated beneficiary.  The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under paragraph (c)(ii) of this Section, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.  If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with paragraphs (c)(ii) and (e)(ii) of this Section and, if applicable, the elections in paragraph (i) above.

(iii)

Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions.  A designated beneficiary who is receiving payments under the five-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the five-year period.

(g)

2009 Required Minimum Distributions.  Notwithstanding the foregoing provisions of this Section 6.9, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years, will receive those distributions for 2009.  In addition, notwithstanding Section 6.8 of the Plan, and solely for purposes of applying the Direct Rollover provisions of the Plan, a Direct Rollover (as defined in Section 6.8) will be offered only for distributions that would be Eligible Rollover Distributions (as defined in Section 6.8) without regard to Code Section 401(a)(9)(H).

ARTICLE VII

VOTING AND TENDERING OF COMPANY STOCK

7.1	Voting. Except as provided below, all Company Stock held in the Trust shall be voted by the Trustee at the written direction of the Committee:
(a)

During such time period as the Company has a registration-type class of securities, each Participant or, if applicable, the Participant’s Beneficiary shall be entitled to direct the Trustee as to the exercise of any shareholder voting rights attributable to shares of Company Stock then allocated to his or her ESOP Accounts, but only to the extent required by Section 409(e)(2) of the Code and the regulations thereunder.

(b)

If the provisions of paragraph (a) above are inapplicable, with respect to any corporate matter which involves the voting of Company Stock with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business, or such other transactions which may be prescribed by regulation, each Participant may be entitled to direct the Trustee as to the exercise of any voting rights attributable to shares of Company Stock then allocated to his ESOP Stock Account and Profit Sharing Account, but only to the extent required by Sections 401(a)(22) and 409(e)(3) of the Code and the regulations thereunder.

(c)

If the provisions of paragraphs (a) and (b) above are inapplicable, with respect to any tender or exchange offer for, or a request or invitation for tenders or exchanges of, Company Stock made to the Trustee, the Trustee shall request from each Participant instructions as to the tendering or exchanging of shares of Company Stock then allocated to his ESOP Stock Account and Profit Sharing Account.  For the avoidance of doubt, any redemption, repurchase or exchange of, or offer to redeem, repurchase, or exchange, Company Stock by the Company that is an Approved Company Repurchase shall not be, and shall not be interpreted to be, a tender or exchange offer for, or a request or invitation for tender or exchange of, Company Stock for purposes of this Section 7.1(c).  “Approved Company Repurchase” means a redemption, repurchase or exchange of Company Stock in the Trust Fund by the Company in one or more transactions where the transaction is approved (or with respect to a series of transactions are approved) by at least seventy five percent (75%) of the members of the Board of Directors.  This Section 7.1(c) may be amended only by an amendment approved by at least seventy five percent (75%) of the members of the Board of Directors.

If a Participant is entitled to so direct the Trustee pursuant to paragraphs (a), (b), or (c) above, all allocated Company Stock as to which such instructions have been received (which may include an instruction to abstain) shall be voted or tendered or exchanged in accordance with such instructions.  The Trustee shall vote any unallocated Company Stock in the Trust Fund, or any allocated Company Stock in the Trust Fund as to which no voting instructions have been received, in such manner as the Trustee is directed in writing by the Committee; however, in the event of either a corporate matter described in paragraph (b)

above or a tender offer or exchange offer for (or a request or invitation for tenders or exchanges of) shares of Company Stock described in paragraph (c) above, the Trustee shall vote or tender or exchange any (i) unallocated Company Stock and, (ii) allocated Company Stock as to which no Participant instructions were received, in the same proportion as the allocated Company Stock for which instructions have been received is voted or tendered or exchanged.

ARTICLE VIII

RIGHTS, RESTRICTIONS AND OPTIONS ON COMPANY STOCK

8.1

Right of First Refusal.  Subject to the provisions of the last sentence of this Section, shares of the Company Stock distributed by the Trustee shall be subject to a “Right of First Refusal.”  The Right of First Refusal shall provide that, prior to any subsequent transfer, such Company Stock must first be offered in writing to the Trust and, if then refused by the Trust, to the Company, at the then fair market value, as determined by an Independent Appraiser (as defined in Section 401(a)(28) of the Code).  A bona fide written offer from an independent prospective buyer shall be deemed to be the fair market value of such Company Stock for this purpose unless the value per share, as determined by the Independent Appraiser as of the most recent Valuation Date, is greater.  The Company and the Trust shall have a total of 14 days (from the date the Trust receives the offer) to exercise the Right of First Refusal on the same terms offered by the prospective buyer.  A Participant (or Beneficiary) entitled to a distribution of Company Stock may be required to execute an appropriate stock transfer agreement (evidencing the Right of First Refusal) prior to receiving a certificate for Company Stock.  No Right of First Refusal shall be exercisable by reason of any of the following transfers:

(a)

the transfer upon the death of a Participant or Beneficiary of any shares of Company Stock to his legal representatives, heirs and legatees, provided however, that any proposed sale or other disposition of any such shares by any legal representative, heir or legatee shall remain subject to the Right of First Refusal;

(b)	the transfer by a Participant or Beneficiary in accordance with the Put Option pursuant to Section 8.2 below; or
(c)

the transfer while the Company Stock is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934.

8.2

Put Option.  To the extent required by Section 409(h) of the Code, the Company shall provide a “Put Option” to each Participant or Beneficiary receiving a distribution of Company Stock from the Plan that is not readily tradable on an established market.  The Put Option shall permit the Participant or Beneficiary to sell such Company Stock at its then fair market value, as determined by an Independent Appraiser, to the Company, at any time during the 60 day period commencing on the date the Company Stock was distributed to the recipient and, if not exercised within that period, the Put Option will temporarily lapse.  Upon the close of the Plan Year in which such temporary lapse of the Put Option occurs, the Independent Appraiser shall determine the value of the Company Stock, and the Committee shall notify each distributee who did not exercise the initial Put Option prior to its temporary lapse in the preceding Plan Year of the revised value of the Company Stock.  The time during which the Put Option may be exercised shall recommence on the date such notice or revaluation is given and shall permanently terminate 60 days thereafter.  The Trustee may be permitted by the Company to purchase Company Stock put to the Company under a Put Option.  At the option of the Company or the Trustee, as the case may be, the payment for Company Stock sold pursuant to a Put Option shall be made, as determined in the discretion of the Company or the Trustee, as the case may be, in the following forms:
(a)

if the Company Stock was distributed as part of a total distribution (that is, a distribution within one taxable balance of the credit of his ESOP Accounts), then payment will be made with a promissory note which provides for substantially equal annual installments commencing within 30 days from the date of the exercise of the Put Option and over a period not exceeding 5 years, with interest payable at a reasonable rate (as determined by the Company) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments; or

(b)	in a lump sum no later than 30 days after such Participant exercises the Put Option.

At the direction of the Committee the Trustee on behalf of the Trust may offer to purchase any shares of Company Stock (which are not sold pursuant to a Put Option) from any former Participant or Beneficiary at any time in the future, at their then fair market value.

8.3

Share Legend.  Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and State securities laws.

8.4

Nonterminable Rights.  The provisions of this Article shall continue to be applicable to shares of Company Stock even if the Plan ceases to be an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code.

ARTICLE IX

DIVIDENDS

9.1

Dividends Credited to ESOP Cash Accounts.  Unless the Committee directs otherwise pursuant to Section 9.2, 9.3(a) or 9.3(b), or as required by Section 9.3(c), any cash dividends paid with respect to shares of Company Stock (i) allocated to Participants’ ESOP Stock Accounts, or (ii) held in the Loan Suspense Account, shall be allocated among and credited to ESOP Cash Accounts according to the number of shares of Company Stock held in the respective ESOP Stock Accounts on the record date such dividends were declared by the Company (the “Dividend Declaration Date”).  Subject to the provisions of Sections 9.2 and 9.3 below, the amounts credited to the ESOP Cash Accounts may, but shall not be required to, be reinvested in Company Stock as provided in Section 4.3.

9.2

Dividends Paid to Participants.  All cash dividends paid with respect to shares of Company Stock allocated to Participants’ Profit Sharing Accounts will be either paid by the Company directly in cash to such Participants or paid to the Trustee and distributed by the Trustee to such Participants no later than ninety (90) days after the end of the Plan Year in which paid to the Trustee.  All other cash dividends paid with respect to of Company Stock allocated to Participants’ ESOP Stock Accounts may, as determined and directed by the Committee, be either paid by the Company directly in cash to Participants on a non-discriminatory basis, or paid to the Trustee and distributed by the Trustee to the Participant no later than ninety (90) days after the end of the Plan Year in which paid to the Trustee.

9.3	Dividends Used to Repay Acquisition Loan.
(a)

To the extent permitted by applicable law, any cash dividends paid with respect to Financed Shares which are allocated to the Participants’ ESOP Stock Accounts may (as required by applicable Acquisition Loan documentation or, if not required, as determined in the sole discretion of, and as directed by, the Committee) be used to repay the principal balance of an outstanding Acquisition Loan or interest thereon in whole or in part as provided in Section 3.2(c).  Financed Shares released from the Loan Suspense Account as a result of such Acquisition Loan payment, with a fair market value at least equal to the cash dividends paid with respect to the Company Stock allocated to the Participants’ ESOP Stock Accounts, shall be allocated, as of the Dividend Declaration Date, among and credited to the ESOP Stock Accounts of such Participants, pro rata, according to the number of shares of Company Stock held in such ESOP Stock Accounts on the Dividend Declaration Date.

(b)

Except as otherwise provided in Section 9.3(c) regarding Special Dividends paid, to the extent permitted by applicable law, any cash dividends paid with respect to Financed Shares held in the Loan Suspense Account may (as determined in the sole discretion of, and as directed by, the Committee) be used to repay the principal balance of an outstanding Acquisition Loan or interest thereon in whole or in part as provided in Section 3.2(c).  Financed Shares released from the Loan Suspense Account by reason of such cash dividends used to make such Acquisition Loan payments shall be allocated, as of the Valuation Date, among and credited to the

ESOP Stock Accounts of all Participants employed on such Valuation Date, pro rata, according to each Participant’s Compensation.
(c)

Effective for Plan Years commencing April 1, 2019, and ending on March 31, 2023 (the repayment due date of the outstanding Acquisition Loan), any Special Dividend paid with respect to Financed Shares held in the Loan Suspense Account shall be used to repay the principal balance of the then outstanding Acquisition Loan as provided in Section 3.2(c).  To the extent the amount of any such Special Dividend exceeds the principal balance of the then outstanding Acquisition Loan, such excess portion of the Special Dividend shall be used to repay the interest of the then outstanding Acquisition Loan, and any excess portion after the payment of such interest shall be allocated among and credited to ESOP Cash Accounts of the Participants as provided in Section 9.1.  Any Financed Shares released from the Loan Suspense Account by reason of a Special Dividend paid with respect to Company Stock held in the Loan Suspense Account shall be allocated, as of the Valuation Date, among and credited to the ESOP Stock Accounts of all Participants employed on the Valuation Date, pro rata, according to each Participant’s Compensation.

9.4	Article IX Priority. For the avoidance of doubt, this Article IX, not Section 4.5, governs the payment and allocation of cash dividends

ARTICLE X

ADMINISTRATION OF PLAN

10.1

Named Fiduciaries.  The Committee, Plan Administrator, and Trustee shall each be a ‘named fiduciary’ as described in Section 402 of ERISA, with respect to its authority under the Plan.  The authority to control and manage the operation and administration of the Plan is vested in the Committee appointed by the Board of Directors of the Company.  The Committee shall be the administrator of the Plan and shall have rights, duties and obligations of an “administrator” as that term is defined in Section 3(16)(A) of ERISA and of a “plan administrator” as that term is defined in Section 414(g) of the Code.

10.2

Membership and Authority.  The Committee shall consist of not less than two members appointed by the Board, to hold office during the pleasure of the Company.  Except as otherwise specifically provided in this Article, in controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting, or by a writing filed without meeting.  Meetings may be called by the chairman.  A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.  The Committee shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Plan:

(a)	To adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;
(b)	To enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Committee;
(c)

To determine all questions arising under the Plan, including the power to determine the rights or eligibility of Employees or Participants and their Beneficiaries and their respective benefits, and to remedy ambiguities, inconsistencies or omissions;

(d)

To give such directions to the Trustee with respect to the Trust Fund as may be provided in the Trust Agreement, including disbursements (except for the ordinary expenses of administration of the Trust Fund or the reimbursement of reasonable expenses at the direction of the Company, as provided herein) and the depositaries which have been designated by the Board, which must be an incorporated Federally insured bank or trust company; and to direct the Trustee, in the discretion of the Committee, to invest assets of the Plan in assets other than Company Stock.

(e)

To maintain and keep adequate books, records and other data as shall be necessary to administer the Plan, except those that are maintained by the Company or by the Trustee, and to meet the disclosure and reporting requirements of ERISA;

(f)	To direct all payments of benefits under the Plan;
(g)	To establish an investment policy and objective for the Plan;

(h)	To elect a chairman and to appoint a secretary who shall keep minutes of the proceedings and have custody of all records and documents pertaining to administration of the Plan;
(i)	To be agent for the service of legal process on behalf of the Plan;
(j)	To authorize one or more of its members to execute any documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action;
(k)

To engage the services of an investment manager or managers as defined in Section 3(38) of ERISA (“Investment Manager”), each of whom will have the full power and authority to manage, acquire or dispose (or direct the Trustee with respect to the acquisition or disposition) of any Plan asset(s) under the control of such Investment Manager.  The Investment Manager shall have the power to invest Plan assets as provided in a written agreement between the Committee and the Investment Manager (which agreement may be acknowledged by the Trustee) which may include such securities or such other property, real or personal, as the Investment Manager shall deem advisable, including but not limited to, capital, common and preferred stocks; corporate and governmental obligations, secured or unsecured; mortgages, leaseholds, fees and other interests in realty; oil, gas, or mineral properties, rights, royalties, payments or other interest(s) in such property; contracts, conditional sale agreements, choses in action, trust and participation certificates, or other evidences of ownership, part ownership, full interest or part interest.

(l)	To perform any other acts necessary or appropriate to the administration of the Plan and the discharge of its duties.
(m)	To interpret the provisions of the Plan.

The Committee shall have no power in any way to modify, alter, add to or subtract from, any provisions of the Plan.  The certificate of the chairman or the secretary of the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.  The Employers shall pay, or the Company shall cause to be paid from the Trust Fund, expenses incurred by the Committee in the administration of the Plan and Trust.

10.3

Delegation by Committee.  The Committee may establish procedures for allocation of fiduciary responsibilities among its members and delegation of fiduciary responsibilities to persons other than named fiduciaries; however, the delegation of the power to manage or control Plan assets may only be delegated to the Trustee or an Investment Manager.  To the extent delegated to an Investment Manager, the Trustee shall not be liable for any loss resulting form any action or inaction of the Investment Manager or resulting from the Trustee following the directions or instructions of the Investment Manager; and all decisions of the Investment Manager shall be final and binding upon the Trustee and the Committee.  The Trustee does not have any obligation or responsibility with respect to any action required by this Plan or the Trust to be taken by an Investment Manager.  In exercising its authority to control and manage the operation and administration of the Plan, the Committee may employ agents and counsel (who may also be employed by or represent any Employer) and to delegate to them such powers as the Committee deems desirable.  Any such delegation or appointment shall be in writing and shall reflect the unanimous action of the Committee members then acting.  The writing contemplated by the foregoing sentence shall fully describe the advice to be rendered or the functions and duties to be performed by the delegate.  The Employers shall pay, or the Company shall cause to be paid from the Trust Fund, the compensation of such agents and counsel.

10.4	Uniform Rules. In managing the Plan, the Committee will uniformly apply rules and regulations.
10.5

Information to Be Furnished to Committee.  The Employers shall furnish the Committee such data and information as may be required.  The Committee shall be entitled to rely on any information furnished by the Company that is needed for calculation of benefits due under the Plan, or any matters relating to administration of the Plan.  A Participant, surviving spouse, or other person entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.  Any benefits under the Plan may be conditional upon the prompt submission of such information.  Any adjustment by the Committee by reason of a misstatement of age or lack of information will be made in a manner the Committee deems equitable.

10.6

Committee’s Decision Final.  To the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the Committee made by the Committee in good faith is binding on all persons.  A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.  Except as provided in Section 405 of ERISA, a dissenting member is not responsible for any action or failure to act if within a reasonable time he registers his dissent with the other members, the Company and depository of the Plan assets.

10.7

Exercise of Committee’s Duties.  Notwithstanding any other provisions of the Plan, the members of the Committee shall discharge their duties hereunder solely in the interests of the Participants and other persons entitled to benefits under the Plan, and;

(a)	for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits under the Plan;
(b)

with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

(c)	in accordance with the documents and instruments governing the Plan insofar as they are consistent with ERISA.

10.8

Remuneration and Expenses. No remuneration shall be paid to any Committee member as such.  However, the reasonable expenses of a Committee member incurred in the performance of a Committee function shall be reimbursed by the Employer.

10.9

Resignation or Removal of Committee Member.  A Committee member may resign at any time by delivering his written resignation to the Company.  The Company, at its discretion, may immediately remove a Committee member with or without cause upon delivery of written notice to him.

10.10

Appointment of Successor Committee Members.  The Board of Directors will promptly fill any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other Committee members, the other Employers and the Trustee.  While there is a vacancy in the membership of the Committee, the remaining Committee member(s) shall have the same powers as the full Committee until the vacancy is filled.

10.11

Interested Committee Member.  A member may not decide or determine any matter or question concerning his own benefits under the Plan or as to how they are to be paid to him unless such decision could be made by him under the Plan if he were not a member of the Committee, except when such decision applies to all Participants similarly.  If a member is disqualified to act, and the remaining member(s) of the Committee cannot agree on a decision, the Company may appoint a temporary member to exercise the powers of the interested member concerning the matter as to which he is disqualified.

10.12

Records.  All acts and determinations of the Committee shall be duly recorded by the secretary thereof and all such records together with such other documents as may be necessary in exercising its duties under the Plan shall be preserved in the custody of such secretary.  Such records and documents shall at all times be open for inspection and for the purpose of making copies by any person designated by the Company.  The Committee shall provide such timely information, resulting from the application of its responsibilities under the Plan, as needed by the Trustee and the accountant engaged on behalf of the Plan by the Company, for the effective discharge of its duties.

10.13

Claims Procedure.  The Committee shall notify each Participant of his entitlement to receive benefits under the Plan and shall provide appropriate forms on which application for such benefits may be made.

Each Participant or Beneficiary claiming a benefit under the Plan must complete and file such application forms with the Committee.  One Committee member shall be designated to review all applications for benefits.  He shall notify the claimant in writing of his decision within 90 days (45 days for a claim for disability) of his receipt of the application.  If special circumstances require any extension of time for processing the claim, the claimant will be notified in writing of the extension prior to the expiration of the initial 90 day period.  The extension of time will not exceed 90 days (30 days for a claim for disability benefits, with a second extension of 30 days if necessary). The extension notice shall indicate the date by which the Committee expects to render the benefit determination.  In the case of any extension for a claim for disability benefits, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the applicant shall be afforded at least 45 days within which to provide the specified information.

The reviewing member of the Committee shall make all determinations on behalf of the Committee as to the right of any person to a benefit.  Any denial by the reviewing Committee member of a claim for benefits by a Participant or Beneficiary shall be stated in writing and mailed to the Participant or Beneficiary.  This claims denial shall be written in a manner calculated to be understood by the claimant and shall include the following:

(a)	the specific reason or reasons for any denial of benefits;
(b)	the specific Plan provisions on which any denial is based;
(c)	a description of any further material or information which is necessary for the claimant to perfect his claim and an explanation of why the material or information is needed;
(d)

an explanation of the Plan’s formal claim review procedure, including a statement of claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

(e)	With respect to a claim for disability benefits, the notice shall also set forth the following information:
(i)	A discussion of the decision, including an explanation of the basis for disagreeing with or not following:
(A)	The views presented by the applicant to the Committee of health care professionals treating the applicant and vocational professionals who evaluated the applicant;
(B)

The views of medical or vocational experts whose advice was obtained on behalf of the Committee in connection with the denial, without regard to whether the advice was relied upon in making the denial; and

(C)	A disability determination regarding the applicant presented by the applicant to the Committee made by the Social Security Administration;
(ii)

If the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Plan to the applicant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request;

(iii)

Either the specific internal rules, guidelines, protocols, standards or other similar criteria of this Plan relied upon in making the denial or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of this Plan do not exist;

(iv)

A statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the applicant’s claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to Section 2560.503-1(m)(8) of the Department of Labor Regulations; and

(v)	The notice shall be provided in a culturally and linguistically appropriate manner (as described in Section 2560.503-1(o) of the Department of Labor Regulations).

If the claimant does not respond to the denial, posted by first class mail to the address of record of the Committee/Plan Administrator, within 60 days (180 days for a claim for disability benefits filed) after receipt of the written notice of denial, the claimant shall be considered satisfied in all respects.

10.14

Formal Review.  In the event that the written notice of claim denial is insufficient to satisfy the claimant, the claimant or his duly authorized representative shall submit to the Committee, within 60 days (180 days for a claim for disability benefits) of the receipt of the written notice of denial, a written notification of appeal of the claim denial.  The notification of appeal of the claim denial shall permit the claimant or his duly authorized representative to utilize the following formal claim review procedures:

(a)	to request in writing that the Committee review the denial;
(b)	to review pertinent documents and request copies of them, free of charge;
(c)	to submit issues and comments in writing to which the Committee shall respond; and
(d)	to request a hearing with the Committee.

In addition, with respect to a claim for disability benefits, the review will meet all of the following requirements:

(a)	the review will not afford deference to the initial denial by the Committee;
(b)	the review will be conducted by a person who is neither the individual who made the initial denial that is the subject of the appeal, nor the subordinate of such individual;
(c)	in deciding an appeal of any initial denial that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the person shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.  The health care professional engaged for purposes of a consultation shall be an individual who is neither an individual who was consulted in connection with the initial denial that is the subject of the appeal, nor the subordinate of any such individual;

(d)

provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Committee in connection with an applicant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

(e)	the review will also:
(i)

Provide that before the Committee can issue an adverse benefit determination on review of a disability claim, the Committee shall provide the applicant, free of charge, with any new or additional evidence considered, relied upon, or generated by the Committee, insurer, or other person making the benefit determination (or at the direction of the Committee, insurer or such other person) in connection with the claim; such evidence must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the applicant a reasonable opportunity to respond prior to that date; and

(ii)

Provide that, before the Committee can issue an adverse benefit determination on review of a disability claim based on a new or additional rationale, the Committee shall provide the applicant, free of charge, with the rationale; the rationale must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the applicant a reasonable opportunity to respond prior to that date.

The decision on review shall be made within 60 days (45 days for a claim based on disability) of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days (90 days for a claim based on disability) after receipt of a request for review.  If such an extension of time is required, written notice of the extension shall be furnished to the applicant before the end of the original period.  The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the applicant, and shall include specific references to the provisions of the Plan on which such denial is based.  If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

If the applicant’s appeal of the denial of the applicant’s benefits claim is denied in whole or in part, the Committee shall provide a written notice to the applicant, using language calculated to be understood by the applicant, setting forth:

(a)	The specific reasons for such denial of the appeal;
(b)	Specific reference to pertinent provisions of this Plan on which such denial of the appeal is based;
(c)

A statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the applicant’s benefits claim (and a document, record or other information shall be considered “relevant” to the benefits claims as provided in Section 2560.503-1(m)(8) of the Department of Labor Regulations);

(d)	A statement describing the applicant’s right to bring an action under Section 502(a) of ERISA;
(e)	With respect to claims based on disability, the notice shall also set forth the following:
(i)	A discussion of the decision, including an explanation of the basis for disagreeing with or not following:
(A)	The views presented by the applicant to the Committee of health care professionals treating the applicant and vocational professionals who evaluated the applicant;
(B)

The views of medical or vocational experts whose advice was obtained on behalf of the Committee in connection with an applicant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

(C)	A disability determination regarding the applicant presented by the applicant to the Committee made by the Social Security Administration;
(ii)

If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Plan to the applicant’s medical circumstances, or a statement that such explanation will be provided free of change upon request;

(iii)

Either the specific internal rules, guidelines, protocols, standards or other similar criteria of this Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of this Plan do not exist; and

(iv)	The notice shall be provided in a culturally and linguistically appropriate manner (as described in Section 2560.503-1(o) of the Department of Labor Regulations).

Any action brought to enforce any claim or to obtain any benefit under this Plan must be brought forth within three (3) years from the date of the final claim appeal denial.  Any action brought to enforce any claim or to obtain any benefit under this Plan must be litigated in Franklin County state court in Ohio or the United States District Court for the Southern District of Ohio and no other.

ARTICLE XI

AMENDMENT AND TERMINATION

11.1	Termination.
(a)

It is the expectation of the Employer that it will continue the Plan and the payment of contributions hereunder indefinitely, but the continuation of the Plan is not assumed as a contractual obligation of the Employer; and the right is reserved by the Employer at any time to permanently discontinue its contributions hereunder.  In the event that the Plan is terminated in whole or in part or if contributions by the Employer are completely discontinued, the interest of all affected Participants shall be fully vested and non-forfeitable.

(b)

This Plan may be terminated by the Board of Directors of the Company at any time when its judgment, business, financial or other good causes make such termination necessary.  Such termination shall become effective upon the execution and delivery by the Company to the Trustee of a written instrument signed on its behalf by its President or any officer and stating the fact of such termination.

(c)

Upon termination of the Plan, further payment of the Employer contributions to the Trust shall cease.  The Trustees shall notify each Participant of the termination of the Plan.  Each Participant shall be entitled to receive the entire amount of his Account balances and the Trustee shall make payment to each Participant of such amount in cash or in assets of the Trust Fund, as the Trustee shall determine.

(d)

For purposes of this Section, each Employer may unilaterally decide to terminate its participation in the Plan without forcing the termination of any other Employer’s participation in the Plan, unless the Company terminates the Plan in its entirety pursuant to subsection (b) of this Section.  The unilateral decision of an Employer to terminate its participation in the Plan shall be treated as a termination of only those Participants (and their ESOP Accounts) who are employed by said Employer.

11.2

Right to Amend, Modify, Change or Revise Plan.  The Company, by resolution of its Board of Directors, may at any time and from time to time amend, modify, change or revise the Plan in whole or in part, by notice thereof in writing delivered to the Trustee, provided however:

(a)	the duties and liabilities of the Trustee cannot be substantially changed without his consent; and
(b)

no amendment shall reduce a Participant’s benefits to less than the amount such Participant would be entitled to receive if such Participant had resigned from the employ of all of the Employers and Controlled Group Members on the date of the amendment.

11.3

Merger and Consolidation of Plan, Transfer of Plan Assets.  In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated)

would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan had then terminated).

11.4

Vesting and Distribution on Termination and Partial Termination.  On termination of the Plan in accordance with the provisions of Section 11.2 or on partial termination of the Plan by operation of law, the date of termination or partial termination, as the case may be, will be a Valuation Date and, after all adjustments then required under the Plan have been made, each affected Employee’s benefits will be nonforfeitable.  If, on termination of the Plan, a Participant remains an Employee of an Employer or a Controlled Group Member, the amount of the Participant’s benefits may be retained in the Trust until after the Participant’s termination of employment with the Employers and the Controlled Group Members and shall be paid to such Participant or, in the event of the Participant’s death, to the Beneficiary thereof in a lump sum.  The benefits payable to a Participant whose employment with the Employers and Controlled Group Members is terminated coincident with the termination of the Plan (and the benefits payable to an affected Employee on partial termination of the Plan) shall be paid to the Participant or, in the event of the Participant’s death, to the Beneficiary thereof in a lump sum.  All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected persons have been distributed to them.

ARTICLE XII

TOP-HEAVY PROVISIONS

12.1

Applicability. Notwithstanding any other provision to the contrary, in the event the Plan is deemed to be a Top-Heavy Plan for any Plan Year, the provisions contained in this Article with respect to Employer Contributions shall be applicable with respect to such Plan Year.  In the event that the Plan is determined to be a Top-Heavy Plan and upon a subsequent Determination Date is determined no longer to be a Top-Heavy Plan, the Employer Contribution provisions in effect immediately preceding the Plan Year in which the Plan was determined to be a Top-Heavy Plan shall again become applicable as of such subsequent Determination Date.

12.2	Top-Heavy Definitions. For purposes of this Article, the following definitions shall apply:
(a)

The term “Compensation” means compensation as defined in Section 415(c)(3) of the Code, including the items specified in Treasury Regulation Section 1.415-2(d)(2)(i) and excluding the items specified in Treasury Regulation Section 1.415-2(d)(3); provided, however, that, effective for Plan Years beginning after December 31, 1997, the items specified in Section 415(c)(3)(D) of the Code shall be included; and provided further, that in no event shall Compensation exceed the limitation in effect for any Plan Year under Section 401(a)(17) of the Code.

(b)	The term “Determination Date” with respect to any Plan Year means the last day of the preceding Plan Year (or, in the case of the first Plan Year of the Plan, the last day of the first Plan Year).
(c)

The term “Key Employee” means any Employee or former Employee (including any deceased Employee) who is a key employee pursuant to the provisions of Section 416(i)(1) of the Code and any Beneficiary of such Employee or former Employee.

(d)	The term “Non-Key Employee” means any Employee who is not a Key Employee.
(e)

The term “Permissive Aggregation Group” means those plans included in the Employer’s Required Aggregation Group in conjunction with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

(f)

The term “Required Aggregation Group” shall include (i) all plans of the Employer in which a Key Employee is a participant, and (ii) all other plans of Employer which enable a plan described in clause (i) hereof to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(g)

The term “Super Top-Heavy Plan Group” with respect to a particular Plan Year means a Required or Permissive Aggregation Group that, as of the Determination Date, would qualify as a Top-Heavy Plan Group under the definition in subsection

(i) of this Section with “90 percent” substituted for “60 percent” each place where “60 percent” appears in such definition.
(h)

The term “Super Top-Heavy Plan” with respect to a particular Plan Year means a plan that, as of the Determination Date, would qualify as a Top-Heavy Plan under the definition in subsection (j) of this Section with “90 percent” substituted for “60 percent” each place where “60 percent” appears in such definition.  A plan is also a “Super Top-Heavy Plan” if it is part of a Super Top-Heavy Plan Group.

(i)

The term “Top-Heavy Plan Group” with respect to a particular Plan Year means a Required or a Permissive Aggregation Group if the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the account balances of Key Employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all Employees covered by the plans included in such group.

(j)

The term “Top-Heavy Plan” with respect to a particular Plan Year means (i) in the case of a defined contribution plan, a plan for which, as of the Determination Date, the aggregate of the accounts (within the meaning of Section 416(g) of the Code and the regulations thereunder) of Key Employees exceeds 60 percent of the aggregate of the accounts of all Participants under the plan, with the accounts valued as of the relevant Valuation Date, (ii), in the case of a defined benefit plan, a plan for which, as of the Determination Date, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Section 416(g) of the Code and the regulations thereunder) to Key Employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all Employees, with present value of accrued benefits to be determined in accordance with the actuarial assumptions specified in such defined benefit plan, and (iii) a plan that is part of a Top-Heavy Plan Group.  Notwithstanding the foregoing provisions of this subsection, however, a plan shall be deemed not to be a Top-Heavy Plan if it is part of a Required or Permissive Aggregation Group that is not a Top-Heavy Plan Group.

(k)	The term “Valuation Date” means the most recent date on or immediately preceding the Determination Date on which accounts are valued under Article IV.
12.3

Minimum Employer Contributions.  In the event the Plan is determined to be a Top-Heavy Plan with respect to any Plan Year, the Employer contributions allocated to the ESOP Account of each Non-Key Employee who is a Participant, who is not included in a unit of Employees covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining, and who is not separated from service with the Employer as of the end of such Plan Year, shall be no less than the lesser of (a) 3 percent of his Compensation or (b) the largest percentage of Compensation that is allocated for such Plan Year to any ESOP Account of any Key Employee attributable to Employer contributions (including any amounts contributed as a result of a salary reduction agreement), except that, in the event the Plan is part of a Required Aggregation Group, and the Plan enables a defined benefit plan included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code, the minimum allocation of Employer contributions to the ESOP Account of each non-Key Employee shall be 3 percent of the Compensation of such Non-Key Employee.  Any minimum allocation to the ESOP Account of a Participant required by this Section shall be made without regard to any Social Security contribution made by the Employer on behalf of the Participant.  Notwithstanding the minimum top-heavy allocation requirements of this Section, in the event that the Plan is a Top-Heavy Plan, each Non-Key Employee hereunder who is also covered under a top-heavy defined benefit plan maintained by the Employer will receive the top-heavy benefits provided for under such defined benefit plan in lieu of the minimum top-heavy allocation under the Plan.

12.4

Adjustments to Code Section 415 Limitations. In any Plan Year beginning prior to January 1, 2000 in which the Plan is a Top-Heavy Plan, the denominators of the Defined Benefit Fraction and the Defined Contribution Fraction shall be 100 percent of the applicable dollar limitation instead of 125 percent.

12.5

Minimum Vesting Requirement.  If the Plan is a Top-Heavy Plan for any Plan Year, each Employee who has been credited with an Hour of Service after the Plan becomes a Top-Heavy Plan shall have a non-forfeitable right to a percentage of his Account derived from Employer contributions determined under the following table:

Years of ServiceVested Percentage

Less than 2 years0%

2 years but less than 3 years20%

3 years but less than 4 years40%

4 years but less than 5 years60%

5 years but less than 6 years80%

6 years or more100%

The vesting schedule described in the immediately preceding sentence shall cease to be applicable when the Plan ceases to be a Top-Heavy Plan, provided that the percentage of an Employee’s ESOP Account that becomes non-forfeitable pursuant thereto before the Plan ceases to be a Top-Heavy Plan shall remain non-forfeitable, and the change in the vesting schedule which occurs when the Plan ceases to be a Top-Heavy Plan shall be subject to the provisions of Section 5.2.

12.6	Coordination with Other Plans.
(a)

In applying this Article, any Employer required to be combined under Section 414(b), (c), or (m) of the Code shall be treated as a single Employer, and the qualified plans maintained by such single Employer shall be taken into account.

(b)

In the event that another defined contribution plan or defined benefit plan maintained by any Employer required to be combined under Section 414(b), (c), or (m) of the Code provides contributions or benefits on behalf of Participants in the Plan, such other plan(s) shall be taken into account in determining whether the Plan satisfies Section 12.3; and the minimum benefit required for a Non-Key Employee in the Plan under Section 12.3 will be reduced or eliminated, in accordance with the requirements of Section 416 of the Code and the Treasury Regulations thereunder, if a minimum contribution or benefit is made or accrued in whole or in part in respect to such other plan(s).

ARTICLE XIII

MISCELLANEOUS

13.1	Adoption of the Plan by Other Employers.
(a)

Any member of the Controlled Group or any affiliate of the Company may, with the consent of the Company, adopt the Plan and thereby become an Employer hereunder by executing an instrument evidencing such adoption on the order of its board of directors and filing a copy thereof with the Company and the Trustee, and such instrument shall (subject to such terms and conditions as the Company may require) become incorporated in the Plan by reference.

(b)	Any instrument of adoption pursuant to subsection (a) of this Section shall:
(i)	specify the effective date of the adoption of the Plan by the Employer;
(ii)	set forth the class or classes of Employees of the Employer eligible to participate in the Plan;
(iii)	specify what service is to be credited for prior service with the adopting Employer; and
(iv)	evidence the Employer’s intent to be bound by all provisions of the Plan and its related Trust Agreement as amended from time to time.
(c)

The Company at any time in its discretion may determine that an Employer shall no longer participate in the Plan and may direct that such Employer withdraw from the Plan.  Any Employer may similarly elect to terminate its participation in the Plan at any time.

13.2

No Contract of Employment.  Nothing herein contained shall be construed to constitute a contract of employment between the Employer and any Employee.  The employment records of the Employer and the Trustee’s records shall be final and binding upon all Employees as to eligibility and participation.

13.3

Restrictions upon Assignments and Creditor’s Claims.  Subject to Section 6.6 and as may otherwise be provided in the Plan, no Participant, his estate or any Beneficiary shall have any power to assign, pledge, encumber or transfer any interest in the Trust Fund while the same shall be in the possession of the Trustee.  Any such attempt at alienation shall be void.  No such interest shall be subject to attachment, garnishment, execution, levy or any other legal or equitable proceeding or process, and any attempt to so subject such interest shall be void.  Notwithstanding the foregoing, effective as of August 5, 1997, a Participant’s or former Participant’s benefit shall be offset by the amount the Participant or former Participant is required to pay to the Plan under the circumstances set forth in Code Section 401(a)(13)(C).

13.4

Restriction of Claims Against Trust.  The Trust from its inception shall be a separate entity aside and apart from the Employer and its assets.  The Trust and the corpus and income thereof shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor of the Employer.  Neither the establishment of the Trust, the modification of the Trust Agreement, the creation of any fund or account, nor the payment of any benefits shall be construed as giving any Participant or any other person whomsoever any legal or equitable rights against the Employer or the Trustee unless the same shall be specifically provided for in the Plan.

13.5	Benefits Payable by Trust. All benefits payable under the Plan shall be paid or provided for solely from the Trust, and the Employer assumes no liability or responsibility therefor.
13.6

Successor to Plan.  In the event that any successor corporation to the Company, by merger, consolidation, purchase or otherwise, shall elect to adopt the Plan, such successor corporation shall be substituted hereunder for the Company upon filing in writing with the Trustees of its election to do so.

13.7	Applicable Laws. The Plan shall be construed and administered according to the laws of the State of Ohio to the extent that such laws are not preempted by the laws of the United States of America.
13.8

Illegality of Particular Provision.  The illegality of any particular provision of the Plan shall not affect the other provisions thereof, but the Plan shall be construed in all respects as if such invalid provision were omitted.

13.9

Notices.  Any notice or document required to be filed with the Committee or Trustee under the Plan will be properly filed if delivered or mailed by registered mail, postage pre-paid, to the Committee or Trustee in care of the Company at its principal executive offices.  Any notice required under the Plan may be waived in writing by the person entitled to notice.

13.10

Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

13.11

Contributions Are for Exclusive Benefit of Participants and Beneficiaries.  All amounts contributed by the Employer to the Plan shall be made for the exclusive benefit of the Participants, their Beneficiaries or their estates.  In no event shall any contribution by the Employer to the Plan, or income therefrom, revert to the Employer except as provided in Section 3.4.

13.12

Provisions with Respect to Uniformed Services Employment and Reemployment Rights Act of 1994.  Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

(a)

Death Benefits During Qualified Active Military Service.  The survivors of a Participant who dies while performing qualified military service (as defined in Code Section 414(u)) on or after January 1, 2007, shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.
(b)

Differential Wage Payments.  For Plan Years beginning on or after January 1, 2009, (i) an individual receiving a differential wage payment, as defined in Code Section 3401(h)(2), shall be treated as an Employee of the Employer making the payment, and (ii) the differential wage payment shall be treated as Compensation.

ARTICLE XIV
INDEPENDENT FIDUCIARY

14.1

Appointment of Special Fiduciary.  An independent fiduciary (“Special Fiduciary”) may be appointed by the Company to serve in such capacity as may be deemed appropriate by the Company to act on behalf of the Plan with respect to issues that involve a real or perceived conflict of interest among certain parties, or for such other purposes as the Company may determine to be in the best interests of the Plan, the Participants and the Beneficiaries.  The Special Fiduciary may be granted such power, authority and responsibilities as the Company shall determine in its appointment of the Special Fiduciary, including, but not limited to, (i) any and all powers and discretion granted to the Trustee under the Plan, and (ii) the authority to direct the Trustee to take such action as the Special Fiduciary determines to be appropriate.  The appointment (including the authority and responsibility) of a Special Fiduciary, and the acceptance of such appointment by the Special Fiduciary, shall be pursuant to a written agreement between the Company and the Special Fiduciary.

14.2

Special Fiduciary Trustee Direction.  If a Special Fiduciary has been granted the power, authority and discretion to direct the Trustee to take any action with respect to the Plan as the Special Fiduciary determines to be appropriate, then the Trustee shall have no discretion with respect to taking such action and shall follow the directions of the Special Fiduciary.

14.3

Special Fiduciary Indemnification.  The Special Fiduciary shall be indemnified by the Company with respect to its service as Special Fiduciary as more fully set forth in a separate written agreement between the Company and the Special Fiduciary.

EXECUTION

IN WITNESS WHEREOF the Plan, as amended and restated, is executed, subject to Board of Directors approval, effective as of the April 1, 2015 Effective Date, but on the actual dates below.

ADVANCED DRAINAGE SYSTEMS, INC.

By

Title:

Date:

ADS STRUCTURES, INC.

By

Title:

Date:

ADVANCED DRAINAGE OF OHIO, INC.

By

Title:

Date:

ADS VENTURES,  INC.

By

Title:

Date:

SPARTAN CONCRETE, INC.

By

Title:

Date: